SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 27, 1999


                           CURTISS-WRIGHT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)



Delaware                                1-134                    13-0612970
--------                                -----                    ----------
State or Other                     Commission File              IRS Employer
Jurisdiction of                        Number                 Identification No.
Incorporation or
Organization


1200 Wall Street West, Suite 501
Lyndhurst, New Jersey                                            07071
--------------------------------------                           -----
Address of Principal Executive Offices                           Zip Code

Registrant's telephone number, including area code: (201)896-8400
                                                    -------------

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

(a) On August 27, 1999, Curtiss-Wright Corporation (the "Company") acquired substantially all of the assets of the Pressure Relief Valve (PRV) and Vehicle Control Valve and Pump (VCP) business units of Teledyne Fluid Systems, an Allegheny Teledyne Incorporated ("Teledyne") company, for a purchase price of $44 million subject to certain adjustments as provided for in the Asset Purchase and Sale Agreement (the "Agreement"). The purchase price was determined as a result of arm's length negotiations between senior management of the Company and Teledyne. Curtiss-Wright assumed no debt in the cash transaction. The acquired businesses generated combined sales of $42.8 million in 1998.

Pursuant to the terms and conditions of the Agreement, the Company purchased the real estate, leasehold interests, inventory, fixed assets, patents, trade names and trademarks, and intangibles of the manufacturing and distribution operations of the two Teledyne business units (the "Purchased Assets").

Operating under the "Farris Engineering" trade name, the PRV business, located in Brecksville, Ohio and Ontario and Alberta Canada, is one of the world's leading manufacturers of pressure-relief valves for use in processing industries, which include refineries, petrochemical/chemical plants and pharmaceutical manufacturing.

The VCP business, also located in Brecksville, Ohio, provides specialty hydraulic and pneumatic valves and air-driven pumps and gas boosters under the "Sprague" and "PowerStar" trade names for general industrial applications and also directional control valves for truck transmissions and car transport carriers.

The acquired business units, located in Brecksville, Ohio, are intended to operate as the Farris Engineering Division and Sprague Products Division of Curtiss-Wright Flow Control Corporation, a wholly owned subsidiary of the Company. The facilities located in Alberta and Ontario, Canada will operate as Curtiss-Wright Flow Control Company Canada, also a wholly owned subsidiary of the Company. All the facilities will operate in their current locations and with the current management team and employee workforce.

The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Asset Purchase Agreement which is incorporated as Exhibit 2.1.

(b) Certain of the Purchased Assets of Teledyne constitute plant, equipment and other physical property, particularly furniture, fixtures and leasehold improvements used in the business of Teledyne as described elsewhere herein, and the Company intends to continue such use.

Item 7.  Financial Statements, Pro Forma Information and Exhibits
         --------------------------------------------------------

(a)       Financial Statements of Business Acquired.  Not Applicable.

(b)       Pro Forma Financial Information.  Not Applicable.

(c)       Exhibits                          Description

          2.1 Asset Purchase and Sale Agreement dated July 23, 1999 between Teledyne Industries, Inc., Teledyne
                                            Industries    Canada   Limited   and
                                            Curtiss-Wright Corporation.

          99.2                              Press release of Curtiss-Wright
                                            Corporation dated August 27, 1999.

Except for historical information, this Current Report on Form 8-K may be deemed to contain "forward looking" information. Examples of forward looking information include, but are not limited to, (a) projections of or statements regarding return on investment, future earnings, interest income, other income, earnings or loss per share, investment mix and quality, growth prospects, capital structure and other financial terms, (b) statements of plans and objectives of management, (c) statements of future economic performance, and (d) statements of assumptions, such as economic conditions underlying other statements. Such forward looking information can be identified by the use of forward looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results described by the forward looking information will be achieved. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward looking information. Such statements in this Report include, without limitation, those contained in Item 2, Acquisition or Disposition of Assets and Item 7, Financial Statements, Pro Forma Information and Exhibits. Important factors that could cause the actual results to differ materially from those in these forward-looking statements include, among other items, (i) a reduction in anticipated orders; (ii) an economic downturn; (iii) changes in the competitive marketplace and/or customer requirements; (iv) changes in the need for additional machinery and equipment and/or in the cost for the expansion of the Corporation's operations; (v) changes in the competitive marketplace and/or customer requirements; (vi) an inability to perform customer contracts at anticipated cost levels; (vii) political conditions in the United States and other countries; (viii) labor relation issues; and (ix) other factors that generally affect an international corporation and the business of aerospace, marine, and industrial companies.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              CURTISS WRIGHT CORPORATION



                                             By:  /s/ Robert A. Bosi
                                                  -----------------------
                                                  Robert A. Bosi
                                                  Vice President-Finance


Date:  September 10, 1999

                        ASSET PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                           TELEDYNE INDUSTRIES, INC.,

                       TELEDYNE INDUSTRIES CANADA LIMITED

                                       AND

                           CURTISS-WRIGHT CORPORATION

                            DATED AS OF JULY 23, 1999

                        ASSET PURCHASE AND SALE AGREEMENT

         THIS ASSET PURCHASE AND SALE AGREEMENT ("Agreement"), is dated and entered into as of July 23, 1999, by and among Teledyne Industries, Inc., a California corporation ("Teledyne Industries"), Teledyne Industries Canada Limited, an Ontario corporation ("Teledyne Canada") (Teledyne Industries and Teledyne Canada are hereinafter collectively referred to as the "Sellers"), and Curtiss-Wright Corporation, a Delaware corporation (the "Purchaser"), with reference to the following:

                                    RECITALS

         A. The Sellers own and operate business units that are engaged in the production, distribution, marketing and sale of (i) pressure relief valves for processing industries and (ii) specialty hydraulic and pneumatic valves and air driven pumps and gas boosters for automotive and other industrial markets (each such business unit being referred to herein as a "Business", and collectively, the "Businesses").

         B. The Purchaser wishes to purchase, and the Sellers desire to sell the Purchased Assets (herein defined), on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants, agreements, terms and conditions set forth below, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

         Section 1. Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

         "Acceptable Disclosures" has the meaning set forth in Section 6.7(c).

         "Accounts" has the meaning set forth in Section 2.1(c).

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the United States Securities Exchange Act of 1934, as amended.

         "Agreement" means this Asset Purchase and Sale Agreement, and all the exhibits and Disclosure Schedules hereto, as each may be amended from time to time in accordance with the terms hereof.

         "Ancillary Agreements" means, collectively, the Assignment Agreement, the Assumption Agreement and the Bill of Sale and any other closing documents necessary to transfer to the Purchaser the Purchased Assets or required to be delivered pursuant to this Agreement.

         "Approved Action" has the meaning set forth in Section 10.6(b)(ii).

         "Arbitrator" has the meaning set forth in Section 2.5(c).

         "Assignment Agreements" has the meaning set forth in Section 3.3.

         "Assumed Liabilities" has the meaning set forth in Section 2.3(a).

         "Assumption Agreements" has the meaning set forth in Section 3.3.

         "Baseline Net Assets" has the meaning set forth in Section 2.5.

         "Bills of Sale" has the meaning set forth in Section 3.3.

         "Business" and "Businesses" have the meanings set forth in the Recitals to this Agreement.

         "Business Contracts" has the meaning set forth in Section 2.1(e).

         "Business Intellectual Property" has the meaning set forth in Section 2.1(h).

         "Cash" means cash on hand or in banks and cash equivalents, marketable securities and short-term investments.

         "CERCLA" means the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Closing" has the meaning set forth in Section 3.1.

         "Closing Date" has the meaning set forth in Section 3.2.

         "Closing Date Net Assets Statement" has the meaning set forth in
Section 2.5(a).

         "COBRA Provisions" has the meaning set forth in Section 8(c).

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreement" means the confidentiality letter agreement dated March 12, 1999, executed by the Purchaser.

         "Consulting Firm" has the meaning set forth in Section 10.6(b).

         "Contracts" means any contract, mortgage, indenture, lease, sublease, note, bond, deed of trust, license, sublicense, purchase order, sales order, undertaking, understanding, plan, commitment, arrangement, instrument or other agreement, oral or written, formal or informal.

         "Deeds" has the meaning set forth in Section 3.3.

         "Disclosure Schedules" means, collectively, the various Schedules referred to in this Agreement.

         "Emergent Condition" has the meaning set forth in Section 10.6(b)(i).

         "Employees" means all of the employees who are employed in relation to any Businesses immediately prior to the Closing Date, including those employees who are on temporary leave for purposes of jury duty, vacation, annual military duty, disability, workers' compensation or sick leave, as set out in Schedule 8 of the Disclosure Schedules.

         "Employee Benefit Plan" means an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan, where no distinction is required by the context in which the term is used.

         "Employee Pension Benefit Plan" has the meaning set forth in Section 3
(2) of ERISA.

         "Employee Welfare Benefit Plan" has the meaning set forth in Section 3
(1) of ERISA.

         "Environmental Claim Notice" has the meaning set forth in Section 10.6
(a).

         "Environmental Law" means any Law relating to the protection of the air, surface water, groundwater or land, and/or governing the handling, use, generation, treatment, storage or disposal of Hazardous Materials, but not including any Law relating to matters administered by the Occupational Safety and Health Administration (or by any state, provincial, local, domestic or foreign equivalent of the Occupational Safety and Health Administration).

         "Environmental Losses" has the meaning set forth in Section 10.6(g).

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

         "ETA" means the Excise Tax Act, R.S.C. 1985, Chap. E-15, as amended.

         "Excluded Assets" has the meaning set forth in Section 2.2.

         "Excluded Liabilities" has the meaning set forth in Section 2.3(b).

         "Fisher" has the meaning set forth in Section 4.7(d).

         "Fluid Systems" means the Teledyne Fluid Systems division of Teledyne Industries, Inc.

         "Fluid Systems Intellectual Property" means the Intellectual Property used by the Seller in connection with the Business to the extent not included in the Purchased Assets.

         "GAAP" means United States generally accepted accounting principles.

         "Governmental Entity" means any government or any governmental agency, bureau, board, commission, department or political subdivision, whether federal, state, provincial or local, domestic or foreign.

         "GST" means all taxes payable under the ETA or under any provincial legislation similar to the ETA, and any reference to a specific provision of the ETA or any such provincial legislation shall refer to any successor provision thereto of like or similar effect.

         "Hart-Scott-Rodino Act" means the United States Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

         "Hazardous Materials" means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic or the Release of which is regulated. Without limiting the generality of the foregoing, the term will include (a) "hazardous substances" as defined in CERCLA, (b) "extremely hazardous substances" as defined in Title III of the United States Superfund Amendments and Reauthorization Act, each as amended, and regulations promulgated thereunder, (c) "hazardous waste" as defined in the United States Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder, (d) "hazardous materials" as defined in the United States Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder and (e) "chemical substance or mixture" as defined in the United States Toxic Substances Control Act, as amended, and regulations promulgated thereunder.

         "Indemnified Party" has the meaning set forth in Section 10.4.

         "Indemnifying Party" has the meaning set forth in Section 10.4.

         "Intellectual Property" means all (i) patent and patent rights, trademarks and trademark rights, trade names and trade name rights, copyrights and copyright rights, service marks and service mark rights, and all pending applications for and registrations of the same; (ii) brand names, trade dress, business and product names, logos and slogans, (iii) proprietary technology, including all know-how, trade secrets, quality control standards, reports (including test reports), designs, processes, market research and other data, computer software and programs (including, source codes and related documentation), formulae, inventions and other ideas, methodologies, and technical information, and (iv) other intellectual property.

         "Inventories" has the meaning set forth in Section 2.1(d).

         "ITA" means the Income Tax Act, Chapter 1 (5th Supp.), R.S.C. 1985, as amended.

         "Knowledge" as applied to the Sellers means the actual knowledge of the members of the management of Fluid Systems identified on Part A of Schedule 1.1-A of the Disclosure Schedules and as applied to the Purchaser means the actual knowledge of the members of the management of the Purchaser identified on Part B of Schedule 1.1-A of the Disclosure Schedules.

         "Law" means any federal, state, provincial or local, domestic or foreign, constitutional provision, statute, law, rule, regulation, Permit, decree, injunction, judgment, order or legally binding ruling, determination, finding or writ of any Governmental Entity enacted as of the date hereof.

         "Lien" means any lien, mortgage, pledge, security interest, charge, claim or other encumbrance of any kind or nature.

         "Leased Real Property" has the meaning set forth in Section 2.1(b).

         "Losses" has the meaning set forth in Section 10.2(a).

         "NP Business" has the meaning set forth in the Transition Services Agreement.

         "NFA" has the meaning set forth in Section 10.6(d).

         "Other Environmental Losses" has the meaning set forth in Section 10.6
(b).

         "Owned Real Property" has the meaning set forth in Section 2.1(b).

         "Owned Real Property Environmental Losses" has the meaning set forth in
Section 10.6(a).

         "Permit" means any license, permit, franchise, certificate of authority or order, certificate of occupancy, building, safety and fire and health approval, or any waiver of the foregoing, issued by any Governmental Entity.

         "Permitted Lien" means (a) any Lien for Taxes, assessments or governmental charges or claims that are not yet delinquent, (b) any mechanics', materialmens' or similar Liens with respect to amounts that are not yet delinquent, (c) any purchase money Lien the underlying obligation of which is on the Reference Statement, and only to the extent referenced on the Reference Statement, or any Lien securing rental payments under capital lease arrangements that constitute Business Contracts that are disclosed on Schedule 4.7 and (d) the Liens set forth on Schedule 1.1-B of the Disclosure Schedules.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

         "Purchase Price" has the meaning set forth in Section 2.4.

         "Purchased Assets" has the meaning set forth in Section 2.1.

         "Purchaser Post-Closing Liabilities" has the meaning set forth in
Section 10.3(c).

         "Purchaser" has the meaning set forth in the Preamble to this Agreement.

         "Purchaser Indemnified Parties" has the meaning set forth in Section 10.2(a).

         "Reference Statement" means the balance sheet as at March 31, 1999 attached hereto as Schedule 2.5(a) of the Disclosure Schedules.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, discarding, burying, abandoning or disposing into the environment.

         "Relevant Environmental Condition" has the meaning set forth in Section 10.6.(b).

         "RSTA" means the Retail Sales Tax Act, R.S.O. 1990, Chap. R.31, as amended.

         "Schedule" means, unless the context otherwise requires, the referenced
Schedule included in the Disclosure Schedules.

         "Sellers" has the meaning set forth in the Preamble to this Agreement.

         "Seller Indemnified Parties" has the meaning set forth in Section 10.3
(a).

         "Seller Plans" has the meaning set forth in Section 4.12.

         "Tax" or "Taxes" means any federal, state, provincial, local or foreign net income, gross income, gross receipts, sales, use, goods and services or other value-added or ad-valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other tax, fee, assessment or charge, including any related interest, penalty or addition thereto.

         "Tax Return" or "Tax Returns" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto.

         "Teledyne Canada" has the meaning set forth in the Preamble to this Agreement.

         "Teledyne Industries" has the meaning set forth in the Preamble to this Agreement.

         "Transferred Employees" has the meaning set forth in Section 8(b).

         "Transition Services Agreement" has the meaning set forth in Section 3. 3.

         "US Dollars" and "US$" and "$" means the lawful currency of the United States of America.

         "WARN Act" means the United States Federal Worker Adjustment and Retraining Notification Act, as amended.

         Section 2.        The Transaction.

         2.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, at the Closing, the Sellers will sell, transfer, assign, convey, set over and deliver to the Purchaser, and the Purchaser will purchase, acquire and accept from the Sellers, free and clear of all Liens, subject to Section 9.1(g) hereof and other than Permitted Liens, all right, title and interest of the Sellers in and to all of the assets, rights and properties used or held for use by the Sellers primarily in connection with any Business, other than the Excluded Assets (collectively, the "Purchased Assets") including, without limitation, the following assets, rights and properties:

                  (a) all machinery, equipment, motor vehicles, tools, dies, spare parts, furniture, fixtures and leasehold improvements, used or held for use primarily in connection with any Business;

                  (b) all the real property owned by the Sellers and used or held for use primarily in connection with any Business (the "Owned Real Property") and the Sellers' interest in all real property leased by the Sellers and used or held for use primarily in connection with any Business (the "Leased Real Property");

                  (c) all accounts receivable of the Sellers arising from the operation of any Business (the "Accounts");

                  (d) all inventories of raw materials, work in process, finished products, goods, spare parts, replacement and component parts, and office, packaging and other supplies (the "Inventories");

                  (e) all Contracts to which either Seller is a party and which are primarily for any Business including, without limitation, those described in
Schedule 4.7, but excluding those marked with an "*" in Schedule 4.7 (the "Business Contracts");

                  (f) to the extent legally assignable, all Permits held by either Seller in connection with any Businesses;

                  (g)   to  the   extent   assignable,   all   of  the   product
certifications and facility certifications of the Sellers with respect to the Businesses.

                  (h) all books, records whether in writing, digital format or otherwise, of any Business including, without limitation, ledgers, files, documents, correspondence, lists, plans, drawings, creative materials, advertising and promotional materials, studies, reports and other digital, printed or written materials;

                  (i) all of the Sellers' Intellectual Property used or held for use primarily in connection with any Business including, but not limited to (i) the marks "Sprague," "Powerstar" and "Farris Engineering," and (ii) the patents and trademarks identified on Schedule 4.10, (the "Business Intellectual Property");

                  (j) all property and assets of the Sellers located at the Owned Real Property and the Leased Real Property;

                  (k) all property and assets of the Sellers reflected on the Reference Statement other than those properties and assets disposed by the Sellers in the ordinary course of business;

                  (l) the Management Information System (as defined in the Transition Services Agreement), including each host computer and related software and source code (including the rights to use the BaaN U.S.A., Inc. software and source code), the Sterling software Gentran EDI application, the RMC software, and the Citrix WinFrame system) used or held for use in connection with any Business; and

                  (m) prepaid expenses and claims against third parties to the extent such claims relate to the Purchased Assets, including warranty claims but excluding those claims described in Section 2.2(c) and 2.2(i).

         2.2 Excluded Assets. Notwithstanding the provisions of Section 2.1, the Purchased Assets will not include any of the following assets, rights or properties (collectively, the "Excluded Assets"):

                  (a) any assets located at the Owned Real Property or the Leased Real Property which are not owned by the Sellers and are identified on
Schedule 2.2(a) of the Disclosure Schedules;

                  (b)      any Cash, including all bank accounts;

                  (c) any rights or claims of the Sellers or any of their Affiliates with respect to any Tax refund, carryback or carryforward or other similar tax credits to the Sellers for periods ending prior to the Closing Date;

                  (d) any property, casualty, workers' compensation or other insurance policy or related insurance services contract relating to the Sellers or any of their Affiliates, and any rights of the Sellers under any such insurance policy or contract, including, but not limited to, rights to any cancellation value;

                  (e) any rights of the Sellers under this Agreement, the Ancillary Agreements or under any other agreement between the Sellers and the Purchaser;

                  (f) except as set forth in Section  7.4,  all  "Teledyne"  and
"Allegheny Teledyne" marks, including any and all trademarks or service marks, trade names, registered and unregistered designs, slogans or other like property relating to or including the names "Teledyne" or "Allegheny Teledyne," the marks Teledyne and Allegheny Teledyne, and any derivative thereof and the Teledyne and Allegheny Teledyne logos or any derivatives thereof and any and all related trade dress; except for the items specifically described in Section 2.1(l), the Sellers' proprietary computer programs or other software, including but not limited to the Sellers' proprietary data bases (including environmental databases), accounting and reporting formats, systems and procedures which in each case are not used primarily in the Businesses;

                  (g) all books and records, whether in digital format, writing or otherwise, that do not relate to any Business;

                  (h) proprietary or confidential non-technical business information, books, files, papers, records, data and policies of the Sellers or any of their Affiliates that do not relate primarily to the Businesses, including proprietary business management software used by the Sellers or any of their Affiliates other than the Businesses, such as the Teledyne corporate directories, management procedures and guidelines, legal compliance guidelines, foreign sales agent procedures, proprietary data bases, accounting and financial reporting formats, systems and procedures, instructions and organization manuals;

                  (i) any claim, cause of action, suit, judgment, demand or right of any nature against third parties to the extent the same constitute any Excluded Liability or Excluded Asset and all privileged attorney-client, work product and other legal privileges of the Sellers;

                  (j) any pension assets attributable to Employees or any former employee of the Sellers under any Seller Plans;

                  (k) the consideration to be paid to the Sellers pursuant to this Agreement;

                  (l) any Contract to which any Seller is a party or is otherwise bound, other than any Business Contract; and

                  (m) any and all assets, rights and properties of the Sellers or any of their Affiliates that are not used or held for use by the Sellers primarily in connection with any Business, except for the Purchased Assets specifically described in Section 2.1.

         2.3      Assumption of Liabilities; Excluded Liabilities.

                  (a) At the Closing, the Purchaser will assume and become responsible for, and will thereafter pay, perform and discharge when due, the following liabilities and obligations (collectively, the "Assumed Liabilities"):

                           (i) all of the  obligations  and  liabilities  to the
extent they would properly be reflected on the Closing Date Net Assets Statement prepared in accordance with Section 2.5(a);

                           (ii) those liabilities and obligations of the Sellers
under the Business Contracts to the extent such liabilities or obligations are by the terms of any such Business Contract required to be performed or paid after the Closing Date and are for goods, services or other benefits conveyed to the Purchaser by the Sellers or are provided to the Purchaser after the Closing Date; and

                           (iii)  those   liabilities  and  obligations  of  the
Sellers with respect to the Transferred Employees which the Purchaser has expressly agreed to assume pursuant to Section 8(b)(ii) of this Agreement.

                  (b) The Purchaser will not assume, and will not be deemed to have assumed, any other obligation or liability of the Sellers whatsoever other than as set forth in Section 2.3(a) (collectively, the "Excluded Liabilities"), including, without limitation:

                           (i) any  liabilities  or  obligations  of the Sellers
under the Seller Plans;

                           (ii) any  liabilities  or  obligations of the Sellers
with respect to Taxes, except to the extent accrued on the Closing Date Net Assets Statement as finally determined;

                           (iii)  subject to the  obligations  of the  Purchaser
pursuant to Section 8 of this Agreement, any liabilities or obligations with respect to Employees for all periods prior to the Closing that are not set forth on the Closing Date Net Assets Statement;

                           (iv) any liabilities or obligations pertaining to any
Business relating to the violation of any Law or Permit or any third party or Governmental Entity claim arising from any act, omission or circumstance that took place prior to the Closing;

                           (v) except as expressly provided in this Agreement or
any Ancillary Agreement, any other liability or obligation to any Seller or Affiliate of any Seller; and

                           (vi) any  liabilities  based on  products  liability,
breach of warranty or other similar liabilities related to products manufactured by the Sellers at any time prior to the Closing and (i) sold or sent out into the stream of commerce by the Sellers prior to the Closing or (ii) sold or sent out into the stream of commerce by the Purchaser subsequent to the Closing to the extent such products are not modified in any manner by Purchaser, are sold or sent out into the stream of commerce for use as intended originally by Sellers, and are sent out by Purchaser into the stream of commerce in a manner consistent with Sellers' past practices.

The Sellers shall be responsible for, and will pay, perform and discharge when due each of the Excluded Liabilities.

         2.4 Determination and Payment of Consideration. In consideration of the sale and transfer of the Purchased Assets to the Purchaser and the other undertakings of the Sellers hereunder, the Purchaser shall (i) pay the sum of Forty-Four Million US Dollars (US$44,000,000) (the "Purchase Price") to the Sellers at the Closing in immediately available funds by wire transfer to a bank account or accounts specified by the Sellers and (ii) assume the Assumed Liabilities. The Purchase Price payable by the Purchaser at the Closing will be subject to adjustment as provided in Section 2.5.

         2.5      Purchase Price Adjustment.

                  (a) The Purchase Price will be subject to adjustment upward or downward, as the case may be, following the Closing, in the amount of the difference, if any, between the net assets as stated in the Reference Statement in the amount of $17,329,000 (the "Baseline Net Assets") and the Closing Date Net Assets. For purposes of this Agreement, "Closing Date Net Assets" shall mean an amount equal to the book value of the assets that constitute Purchased Assets minus the liabilities that constitute Assumed Liabilities of the type described in Section 2.3(a)(i). Without limiting the foregoing, the parties agree that the calculation of the Closing Date Net Assets shall include Accounts and Inventory but shall exclude the BaaN-related assets (to the extent such assets were not included in the Reference Statement), any bad debt reserve, any reserve for returns, allowances or similar items, any LIFO reserve, any excess or slow moving reserve, any accrual with respect to costs associated with moving the BaaN-related assets or the costs associated with constructing offices to accommodate the BaaN-related assets, any over-accrual of accounts receivable credits consistent with the exclusion on the Reference Statement and any over-accrual of commissions consistent with the exclusions on the Reference Statement. Within 90 days after the Closing Date, the Purchaser will furnish to the Sellers a statement setting forth a determination of the Closing Date Net Assets together with an unaudited balance sheet of the Businesses (exclusive of the Excluded Assets and Excluded Liabilities) prepared by the Purchaser in a manner consistent with the preparation of the Reference Statement (collectively, the "Closing Date Net Assets Statement"). In connection with the Closing the Sellers and the Purchaser shall perform a physical count of the Inventory as of the Closing Date. The Purchase Price adjustment shall be made on the basis of the Closing Date Net Assets Statement. Unless the Sellers notify the Purchaser in writing that the Sellers disagree with one or more items on the Closing Date Net Assets Statement, as prepared by the Purchaser, within 60 calendar days after its receipt thereof, all such non-disputed items in the Closing Date Net Assets Statement shall be final and binding on the parties hereto.

                  (b) If the Sellers notify the Purchaser in writing of their disagreement with one or more items in the Closing Date Net Assets Statement within such 60-day period (the "Objection Notice"), then the parties hereto shall attempt to resolve their differences with respect thereto within 60 calendar days after Purchaser's receipt of the Objection Notice (the "Resolution Period"); provided, that the Objection Notice shall not be effective unless the Sellers specify in reasonable detail therein (x) the disputed items in the Closing Date Net Assets Statement, (y) the basis for such dispute (together with reasonable supporting materials) and (z) a re-calculation of the disputed items. The Sellers and Purchaser shall memorialize in writing all those items in dispute set forth in the Objection Notice and subsequently resolved between them during the Resolution Period; it being agreed that such writing shall constitute an amendment to the Closing Date Net Assets Statement final and binding upon the parties hereto.

                  (c) After the expiration of the Resolution Period, the parties hereto agree to submit any unresolved items in dispute set forth in the Objection Notice to an accounting firm mutually acceptable to them or, in the absence of agreement, by an independent nationally recognized accounting firm selected by lot that has not provided services on a regular basis to either party or any of their Affiliates in the last two years (an "Arbitrator"). The Sellers and the Purchaser shall instruct the Arbitrator to memorialize in writing its determination regarding such unresolved items of dispute set forth in the Objection Notice; it being agreed that such writing shall constitute an amendment to the Closing Date Net Assets Statement final and binding upon the parties. In the event the Sellers and Purchaser submit any unresolved items in dispute to the Arbitrator, the parties shall share ratably the fees and expenses of the Arbitrator as follows: (A) if the Arbitrator resolves all of the remaining items in dispute in favor of the Purchaser (the amount so determined is referred to herein as the "Low Value"), the Sellers will be responsible for all of the fees and expenses of the Arbitrator; (B) if the Arbitrator resolves all of the remaining items in dispute in favor of the Sellers (the amount so determined is referred to herein as the "High Value"), the Purchaser will be responsible for all of the fees and expenses of the Arbitrator; and (C) if the Arbitrator resolves some of the remaining items in dispute in favor of the Purchaser and the rest of the remaining items in dispute in favor of the Sellers (the amount so determined is referred to herein as the "Actual Value"), the Sellers will be responsible for that fraction of the fees and expenses of the Arbitrator equal to (I) the difference between the High Value and the Actual Value over (II) the difference between the High Value and the Low Value, and the Purchaser will be responsible for the remainder of the fees and expenses of the Arbitrator.

                  (d) If the Closing Date Net Assets are greater than the Baseline Net Assets, the Purchase Price will be increased and the Purchaser will pay the Sellers the amount of such excess plus interest on such excess from the Closing Date to the date of payment at a rate of interest equal to 6%. If the Closing Date Net Assets are less than the Baseline Net Assets, the Purchase Price will be decreased and the Sellers will pay the Purchaser the amount of such decrease plus interest on such decrease from the Closing Date to the date of payment at a rate of interest equal to 6%.

                  (e) To the extent that any amounts  payable under this Section
2.5 are not affected by objections of the Sellers, such amounts will be paid by wire transfer of immediately available US Dollars to accounts designated by the applicable party not more than 30 days after delivery of the Closing Date Net Assets Statement to the Sellers. To the extent that any amounts payable under this Section 2.5 are affected by objections of the Sellers, such amounts will be paid by wire transfer of immediately available funds to accounts designated by the applicable party not more than five days after the mutual agreement of the Purchaser and the Sellers or the final determination of the accounting firm or Arbitrator, as the case may be. The provisions of this Section 2.5 will survive the Closing.

                  (f) For the purposes of the preparation and review of the Closing Date Net Assets Statement, each of the parties hereto (the "furnishing party") shall (a) provide access to the other party and its accountants and authorized employees and representatives, and to the extent applicable, the Arbitrator, to the premises and relevant books and records of the furnishing party for such purposes and (b) cause its accountants and relevant employees and representatives to cooperate and assist such other party, at no cost to the other party, for such purposes.

         Section 3.        Closing and Closing Date.

         3.1 Closing. Subject to the provisions of Section 11, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, PA 15234, on August 27, 1999, or at such other place or on such other date as the Purchaser and the Sellers may agree. The Closing will be deemed effective as of 11:59 p.m. Pittsburgh, Pennsylvania time, on the day before the Closing Date.

         3.2 Closing Date. The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date."

         3.3 Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Purchaser the various certificates, instruments and documents referred to in Section 9.1, (ii) the Purchaser will deliver to the Sellers the various certificates, instruments and documents referred to in Section 9.2,
(iii) the Sellers will execute, acknowledge (if appropriate) and deliver, or cause to be executed, acknowledged (if appropriate) and delivered, to the Purchaser (1) one or more Bills of Sale (the "Bill of Sale") in the form attached to this Agreement as Exhibit A, (2) Assignment Agreements for the Business Intellectual Property (the "Assignment Agreements") in the form attached to this Agreement as Exhibit B, (3) deeds (or similar documents of transfer) for the Owned Real Property (the "Deeds") in form and substance satisfactory to the parties (provided that the Owned Real Property in
Brecksville, Ohio shall be conveyed by limited warranty deed subject to Permitted Liens), (4) a Transition Services Agreement in the form attached as Exhibit C (the "Transition Services Agreement"), and (5) such other instruments of sale, transfer, conveyance, and assignment as the Purchaser reasonably may request in form reasonably satisfactory to the Sellers and the Purchaser or as required by applicable Governmental Entities, (iv) the Purchaser will execute, acknowledge and deliver to the Sellers (1) one or more Assumption Agreements (the "Assumption Agreements") in the form attached to this Agreement as Exhibit D, (2) the Transition Services Agreement, and (3) such other instruments of assumption as the Sellers reasonably may request in form reasonably satisfactory to the Sellers and the Purchaser or as required by applicable Governmental Entities and (v) the Purchaser will deliver to the Sellers the Purchase Price as specified in Section 2.4.

         3.4 Allocation of Value. The Purchaser and the Sellers hereby agree to allocate the Purchase Price to the Purchased Assets as mutually agreed by the Sellers and the Purchaser within 180 days following the Closing Date in accordance with the guidelines attached hereto as Schedule 3.4. Subject to the requirements of any applicable tax law, such allocation shall be used by the Purchaser and the Sellers in preparing their respective Tax Returns and neither the Purchaser nor the Sellers shall dispute such allocation in connection with any audit or other proceeding. In the event of any Purchase Price adjustment hereunder, the Purchaser and the Sellers agree to adjust such allocation to reflect such Purchase Price adjustment and to file consistently any Tax Returns and reports required as a result of such Purchase Price adjustment. If the Sellers and the Purchaser are unable to agree on such allocation, each party will prepare its Tax Returns based on its good faith determination of such allocation.

         Section 4. Representations and Warranties of the Sellers. The Sellers represent and warrant to the Purchaser as follows:

         4.1 Organization of the Sellers. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is licensed or qualified to transact business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the Businesses would require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have a material adverse effect on the Businesses.

         4.2 Authorization of Transaction. Each Seller has full corporate power and authority and has taken all requisite corporate action to enable it to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement constitutes, and each of the Ancillary Agreements when executed and delivered by the Sellers will constitute, the valid and legally binding obligation of the Sellers enforceable against the Sellers in accordance with their respective terms and conditions, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium and similar Laws now or hereafter in effect relating to creditors' and landlords' rights and general principles of equity, including commercial reasonableness, good faith and fair dealing.

         4.3 Noncontravention; Consents. Neither the execution and delivery of this Agreement or any of the Ancillary Agreements by the Sellers, nor the consummation by the Sellers of the transactions contemplated hereby or thereby, will violate any provision of the charter or bylaws of either Seller or any Law to which either Seller is subject, except violations of Law which would not have a material adverse effect on the Businesses or Sellers' ability to consummate the transactions contemplated by this Agreement. Except (i) as set forth on
Schedule 4.3 of the Disclosure Schedules, (ii) to the extent that the effect is not materially adverse to the Businesses or the Sellers' ability to consummate the transactions contemplated by this Agreement, and (iii) consents set forth on
Schedule 4.3 of the Disclosure Schedules which may be required for the assignment of certain of the Business Contracts, neither the execution and delivery of this Agreement or any of the Ancillary Agreements by the Sellers, nor the consummation by the Sellers of the transactions contemplated hereby or thereby, will constitute a violation of, constitute or create a default or right of termination under or result in the creation or imposition of any Lien upon any of the Purchased Assets pursuant to any agreement or commitment to which any Seller is a party or by which any Seller or any of the Purchased Assets is bound or subject.

         4.4      Financial Statements.

                  (a) Set forth as Schedule 4.4 of the Disclosure Schedules are correct and complete copies of the unaudited balance sheets of the Businesses as of December 31, 1998, and for the three (3) months ended March 31, 1999 and the related statements of income for the periods then ended (the "Financial Statements"). The Financial Statements were prepared in accordance with GAAP, subject to the exceptions from GAAP set forth on Schedule 4.4 of the Disclosure Schedules, and were derived in all material respects from the books and records of the Businesses and present fairly the results of operations and financial position of the Businesses for the respective periods covered thereby.

                  (b) The Sellers have provided to the Purchaser a copy of the schedule of its Accounts as of March 31, 1999, together with an aging analysis. Such schedule and aging analysis was materially complete and correct as of March 31, 1999, and did not reflect any Accounts between the Sellers and any Affiliate except expressly disclosed thereon or as disclosed on Schedule 4.4(b) of the Disclosure Schedules.

                  (c) The detailed schedule of Inventory as at March 31, 1999 provided by the Sellers to Purchaser is materially correct and complete and since that date there has been no change in the Inventory other than in the ordinary course of business. The Inventory is located only at the addresses set forth on Schedule 4.4(c) of the Disclosure Schedules.

                  (d) The Sellers have provided to the Purchaser a list of Revenue and Customer "Backlog" by customer as of March 31, 1999. Such list has been accurately compiled, is true, correct and complete in all material respects; provided, however, that there is no assurance that any "backlog" revenues will be actually achieved.

         4.5  Subsequent  Events.  Since March 31, 1999,  except as set forth on
Schedule 4.5 of the Disclosure Schedules, there has not been any material adverse change in the business, financial condition, operations or results of operations, assets or liabilities of the Businesses. Without limiting the generality of the foregoing, since such date and in each case in connection with the Purchased Assets and the Assumed Liabilities, except as contemplated by the
Agreement:

                  (a) the Sellers have not sold, leased, transferred or assigned any material portion of the assets of the Businesses, other than in the ordinary course of business;

                  (b) the Sellers have not experienced any casualty damage, destruction or loss (whether or not covered by insurance) to its property in excess of $25,000 affecting any of the Purchased Assets used in the operations of the Businesses as presently conducted; and

                  (c) the Sellers have not (i) entered into any employment, deferred compensation or other similar agreement or arrangement with any of the Employees or (ii) increased the compensation, bonus or other benefits payable to any of the Employees, other than in the ordinary course of business and consistent with past practice or as required by Law.

         4.6 Tax Matters. There is no pending or, to the Sellers' Knowledge, threatened dispute or claim concerning any tax liability of the Sellers with respect to the Businesses which constitutes an Assumed Liability; (ii) the Sellers have duly filed on a timely basis all Tax Returns required to be filed by them and have paid all Taxes that are due and payable, and all assessments, reassessments, governmental charges, penalties, interest and fines due and payable by them for any period ending on or before the Closing Date; (iii) the Sellers have made adequate provision for Taxes payable in respect of the Businesses for the current period and any previous period for which Tax Returns are not yet required to be filed; (iv) there are no actions, suits, proceedings, investigations or claims pending or, to the Sellers' Knowledge, threatened against the Sellers in respect of Taxes, governmental charges or assessments, nor are any material matters under discussion with any governmental authority in respect to taxes, governmental charges or assessments asserted by any such authority; (v) the Sellers have withheld from each payment made to any of their past or present employees, officers or directors, and to any non-residents of Canada, the amount of all Taxes and other deductions required to be withheld therefrom under applicable law, and have paid the same to the proper tax or other receiving officers within the time required under applicable law; and (vi) the Sellers have remitted to the appropriate tax authority, when required by law to do so, all amounts collected by them on account of GST. There are no Business Contracts or Seller Plans that have resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

         4.7      Contracts.

                  (a) Except for the Contracts listed on Schedule 4.7 of the Disclosure Schedules, the Sellers with respect to the Businesses have no liabilities or obligations under, and are not otherwise bound by, any of the following types of Contracts: (i) mortgage, indenture, note, installment obligation or other instrument relating to the borrowing of money, (ii) guarantee of any obligation, (iii) letter of credit, bond or other indemnity (excluding endorsements of instruments for collection in the ordinary course of the operation of the Businesses), (iv) agreement requiring the payment by either Seller of more than $25,000 in any 12-month period for the purchase or lease of any machinery, equipment or other capital assets, (v) collective bargaining agreement, employment agreement, consulting agreement or agreement providing for severance payments or other additional similar rights or benefits (whether or not optional) in the event of the sale of any of the Businesses, (vi) joint venture agreement or other similar agreement, (vii) agreement requiring the payment by the Sellers with respect to the Businesses to any Person (including, without limitation, any division, unit or Affiliate of the Sellers) of more than $25,000 in any 12-month period for the purchase of goods or services, (viii) agreement requiring the payment to the Sellers by any Person (including, without limitation, any division, unit or Affiliate of the Sellers) of more than $25,000 in any 12-month period for the sale of goods or services provided by the Businesses , (ix) licensing agreement or other Contract with respect to Intellectual Property or (x) agreement or other Contract containing covenants which in any way purport to restrict the business activity of the Businesses or purport to limit the freedom of the Businesses to engage in any line of business or to compete with any Person. To the extent that the Sellers with respect to the Businesses are party to any material international sales agent or sales representative agreements (i) such agreements are on substantially the same terms as set forth in the forms attached to Schedule 4.7 of the Disclosure Schedules, or (ii) such agreements are listed on Schedule 4.7 of the Disclosure Schedules.

                  (b) The Sellers have delivered or made available to the Purchaser correct and complete copies of each written agreement required to be listed on Schedule 4.7 of the Disclosure Schedules.

                  (c) Each Business Contract listed specifically on Schedule 4.7 of the Disclosure Schedules is a valid, binding and enforceable obligation of the Sellers and, to the Sellers' Knowledge, a valid, binding and enforceable obligation of the other party or parties thereto (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' or landlords' rights and remedies generally and subject as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing) and is in full force and effect. Neither Sellers or, to the best of Sellers' Knowledge, any other party thereto, is in material breach or violation of, or material default under any Business Contracts nor has any event occurred which, to the Knowledge of the Sellers, with notice, passage of time or both, would constitute a material default under any Business Contracts.

                  (d) Sellers do not have any Knowledge that Fisher Controls International, Inc.. (or one of its affiliates) ("Fisher") will not enter into contractual arrangements consistent with the terms and conditions set forth in the Letter of Intent dated March 1, 1999 by and between Fisher and Teledyne Industries; it being acknowledged that the foregoing representation shall not constitute a guaranty that, and the Sellers hereby disclaim any representation or warranty that, Fisher will in fact enter into such contractual arrangements at any time.

         4.8      Real Property.

                  (a) Schedule 4.8(i) of the Disclosure Schedules lists and describes in reasonable detail all the Owned Real Property. With respect to each such parcel of Owned Real Property, except as disclosed on Schedule 4.8(i) of the Disclosure Schedules:

                           (i) Sellers have good and valid marketable fee simple
title to such parcel, free and clear of any Lien (other than Permitted Liens);

                           (ii) the Sellers have not received  written notice of
any condemnation proceedings, lawsuits or administrative actions relating to such property;

                           (iii) the Sellers  have not received  written  notice
that the Sellers' use or occupancy of such property violates any Law, covenant, condition or restriction that encumbers such property or that any such property is subject to any restriction for which any Permits of facility certifications necessary to the current use thereof have not been obtained; and

                           (iv)  there  are  no  leases,  subleases,   licenses,
concessions or other agreements granting to any Person the right of use or occupancy of any portion of the Owned Real Property.

                  (b) Schedule 4.8(ii) of the Disclosure Schedules describes in reasonable detail all the Leased Real Property. With respect to the Leased Real Property, except as set forth on Schedule 4.8(ii) of the Disclosure Schedules:

                           (i) Sellers  have a valid  leasehold  interest in the
Leased Real Property, free and clear of all Liens (other than Permitted Liens);

                           (ii) the Sellers have not received  written notice of
any condemnation proceedings, lawsuits or administrative actions relating to the Leased Property;

                           (iii) the Sellers  have not received  written  notice
that the Sellers' use or occupancy of the Leased Property violates any Law, covenant, condition or restriction that encumbers such property, or that any such property is subject to any restriction for which any Permits or facility certifications necessary to the current use thereof have not been obtained; and

                           (iv) to the  Knowledge of the  Sellers,  there are no
subleases, licenses, concessions or other agreements granting to any Person the right of use or occupancy of any portion of the Leased Real Property.

         4.9 Title. The Sellers have and will convey to the Purchaser on the Closing Date good, valid and marketable title to all the Purchased Assets owned by the Sellers (other than the Owned Real Property, as to which representations and warranties are made pursuant to Section 4.8(a)(i)) free and clear of all Liens (other than Permitted Liens).

         4.10 Intellectual Property. Schedule 4.10 of the Disclosure Schedules identifies each patent, registered trademark, registered copyrights and each application therefor forming a part of the Business Intellectual Property. Except as disclosed on Schedule 4.10, each item of Business Intellectual Property identified in Schedule 4.10 of the Disclosure Schedules has been registered in, filed in or issued by the United States Patent and Trademark
Office or the corresponding offices of other countries, states or other jurisdiction. Each item of Business Intellectual Property identified on Schedule
4.10 is freely transferable and is owned by the Sellers free and clear of all Liens (other than Permitted Liens). Sellers have not granted to any person any license to use any of the Business Intellectual Property identified on Schedule
4.8 or Schedule 4.10 of the Disclosure Schedules. With respect to each item of Business Intellectual Property identified in Schedule 4.10 of the Disclosure Schedules, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Sellers' Knowledge, threatened which challenges the legality, validity, enforceability, use or ownership of the item. No Seller has received any written notice that it is infringing, and, to Sellers' Knowledge, it is not infringing upon, the Intellectual Property of others in connection with the Businesses or the Sellers' operation of the Businesses. To the Sellers' Knowledge, no third party is infringing upon, or has in the three year period ending on the date of this Agreement infringed upon, in any material respect any Business Intellectual Property.

         4.11 Litigation. Except as set forth on Schedule 4.11 of the Disclosure Schedules, the Sellers in connection with the Businesses are not (a) subject to any unsatisfied judgment, order, decree, stipulation, injunction or criminal charge or (b) a party to or, to the Sellers' Knowledge, threatened to be made a party to any complaint, action, suit, criminal charge, proceeding, hearing or investigation against the Sellers with respect to the Businesses of or in any court or quasi-judicial or administrative agency of any Governmental Entity. There are no judicial or administrative actions, proceedings or investigations pending or, to the Sellers' Knowledge, threatened that question the validity of this Agreement or any of the Ancillary Agreements or any action taken or to be taken by the Sellers in connection with this Agreement or any of the Ancillary Agreements or that, if adversely determined, would have a material adverse effect upon the Sellers' ability to enter into or perform their obligations under this Agreement or any of the Ancillary Agreements to which it is a party.

         4.12 Employee Benefits. Schedule 4.12 of the Disclosure Schedules sets forth and identifies a complete and correct list of all Employee Pension Benefit Plans, material Employee Welfare Benefit Plans and any other material employee benefit arrangements or payroll practices (including employment agreements and severance agreements) maintained by the Sellers or to which the Sellers contribute or have any existing liability, in each case with respect to any Employees (collectively, the "Seller Plans"). There are no unfunded obligations relating to any Seller Plan that is a defined benefit Employee Pension Benefit Plan.

         4.13 Labor Relations. Except as set forth on Schedule 4.13 of the Disclosure Schedules, there are no disputes, claims or actions pending or, to the Sellers' Knowledge, threatened between the Sellers and any Employee or any labor or other collective bargaining unit representing any Employee, in each case that could reasonably be expected to result in a labor strike, slow-down or work stoppage.

         4.14 Environmental Matters. Except as set forth on Schedule 4.14 of the Disclosure Schedules, to the Sellers' Knowledge, (a) there exists no material fact, condition or occurrence concerning the Sellers' compliance with or remediation obligations under Environmental Laws relating to the Businesses which is not disclosed in the information delivered or made available to the Purchaser on or prior to the date of this Agreement; (b) no unresolved complaint, notice of violation, citation, summons or order has been issued or filed alleging any violation by the Sellers of any Environmental Law that is reasonably expected to have a material adverse effect on the operations or financial condition of the Businesses; and (c) the operation of the Businesses by the Sellers has been during the last three years and continues to be in compliance in all material respects with applicable Environmental Laws. Copies of all written environmental reports in the possession of the Sellers with respect to environmental audits or investigations in respect of any Owned Real Property or Leased Real Property which have been conducted within the last three years have been furnished to the Purchaser.

         4.15 Legal Compliance. Except (a) with respect to compliance with Environmental Laws (as to which representations and warranties are made pursuant to Section 4.14), and (b) as set forth on Schedule 4.15 of the Disclosure Schedules, the Sellers in connection with the Businesses have complied with all applicable Laws (except where the failure to comply would not have a material adverse affect on the operations or the financial condition of the Businesses).

         4.16 Permits and Certifications. The Sellers hold all material Permits that are required by any Government Entity to permit the Sellers to operate the Businesses and the Purchased Assets as they are presently operated. Each such material Permit is listed on Schedule 4.16 of the Disclosure Schedules and is valid and in full force and effect. The Sellers as pertaining to the Businesses are in, and have been during the last three years, in material compliance with the terms and conditions of all such Permits. All material product certifications and facility certifications held by the Sellers in connection with the Businesses are listed on Schedule 4.16 and, to the Knowledge of the Sellers, such product certifications and facility certifications are valid and are in full force and effect.

         4.17 Brokers' Fees. No Seller has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated.

         4.18 Purchased Assets. Except for the Excluded Assets, at the Closing the Purchased Assets will include all of the assets (including rights) necessary to operate the Businesses immediately after the Closing consistent with past practice.

         4.19 Year 2000 Compliance. Sellers have delivered or made available to Purchaser true, correct and complete copies of all written procedures and plans for the Businesses for Year 2000 compliance.

         4.20 LIMITED WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS
SECTION 4, THE SELLERS MAKE NO REPRESENTATION OR WARRANTY WHATSOEVER TO THE PURCHASER, EXPRESS, IMPLIED OR STATUTORY, CONCERNING THE PURCHASED ASSETS, THE ASSUMED LIABILITIES OR THE BUSINESSES. ANY WARRANTIES OTHER THAN THOSE EXPRESSLY PROVIDED FOR IN THIS SECTION 4, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WRITTEN OR ORAL, ARE HEREBY EXPRESSLY DISCLAIMED.

         Section 5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Sellers as follows:

         5.1 Organization of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified to transact business as a foreign corporation, and is in good standing, under the laws of all states in the United States where its business would require it to be so licensed or qualified except where the failure to be so licensed or qualified would not have a material adverse effect on the Purchaser.

         5.2 Authorization of Transaction. The Purchaser has full corporate power and authority and has taken all action to enable it to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement constitutes, and each of the Ancillary Agreements when executed and delivered by the Purchaser will constitute, the valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with their respective terms and conditions, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium and similar Laws now or hereafter in effect relating to creditors' and landlords' rights and general principles of equity, including commercial reasonableness, good faith and fair dealing.

         5.3 Noncontravention; Consents. Neither the execution and the delivery of this Agreement or any of the Ancillary Agreements by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby or thereby, will violate any provision of the charter or bylaws of the Purchaser or any Law to which the Purchaser is subject, except violations of Law which would not have a material adverse effect on the Purchaser or the Purchaser's ability to consummate the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement or any of the Ancillary Agreements by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby or thereby, will constitute a violation of or constitute or create a default or right of termination under, any agreement or commitment to which the Purchaser is a party or by which the Purchaser or any of its properties are bound or subject. As of the Closing Date, the Purchaser will have given all required notices and obtained all licenses, Permits, consents, approvals, authorizations, certificates, and orders of Governmental Entities as are required in order to enable the Purchaser to perform its obligations under this Agreement and each of the Ancillary Agreements.

         5.4  Litigation.  There  are no  judicial  or  administrative  actions, proceedings or investigations pending or, to the Purchaser's knowledge, threatened that question the validity of this Agreement or any of the Ancillary Agreements or any action taken or to be taken by the Purchaser in connection with this Agreement or any of the Ancillary Agreements or that, if adversely determined, would have a material adverse effect upon the Purchaser's ability to enter into or perform its obligations under this Agreement or any of the Ancillary Agreements to which it is a party.

         5.5 Brokers' Fees. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

         5.6 Financing. The Purchaser has cash resources or available financing sufficient to consummate the transactions contemplated by this Agreement.

         Section 6.      Pre-Closing Covenants.  Between the date hereof and the
Closing:

         6.1 General. Each of the parties will use its commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 9).

         6.2 Notices and Consents. The Sellers will prior to the Closing Date give all notices to third parties and will use commercially reasonable efforts at their expense to obtain all third party approvals, consents, novations and waivers that are required to be obtained by the Sellers in connection with the transactions contemplated by this Agreement; provided that the Sellers will not be obligated hereunder to pay any consideration to the third party from whom such approval, consent, novation or waiver is requested. The Purchaser hereby agrees to reasonably cooperate with the Sellers in the Sellers efforts to obtain such third party consents; provided that the Purchaser will not be obligated hereunder to pay any consideration to the third party from whom such consent is requested. The Sellers and the Purchaser have filed a Notification and Report Form and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act and will use their commercially reasonable efforts to obtain early termination of the applicable waiting period or otherwise obtain clearance to consummate the transactions contemplated by this Agreement and will make all further filings pursuant thereto that may be necessary, proper or advisable.

         6.3 Conduct of Business. From the date of this Agreement through the Closing Date, Sellers shall conduct the Businesses in the ordinary course of business. Without limiting the generality of the preceding sentence, the Sellers as pertaining to the Businesses, the Purchased Assets or the Assumed Liabilities shall not directly or indirectly, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed: (a) incur any liability that at Closing would constitute an Assumed Liability except in the ordinary course of business, (b) create any Lien (other than any Permitted Lien) on any Purchased Asset, (c) pay or agree to pay any increase in Employee salaries or other compensation or pension or retirement allowance not required by any existing Employee Benefit Plan or Business Contract to any Employees, or commit itself to or enter into any employment agreement or any other Contract or Employee Benefit Plan or arrangement with or for the benefit of any Employee except in the ordinary course in amounts consistent with prior practice, or (d) enter into any Contract or other transaction or take any action that would knowingly make the representations and warranties contained in Section 4 incorrect in any material respect as of the Closing Date.

         6.4 Contracts and Commitments. The Sellers in connection with the Businesses will not enter into, terminate or modify any material Business Contract or any Contract that at Closing would be a Business Contract with any Person or engage in any transaction, including any Contract, commitment or engagement with any other division, unit or Affiliate of the Sellers, or effect any change to any program, not in the usual and ordinary course of business and consistent with the past operation of the Businesses; provided, however, that, in no event shall Sellers without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, enter into, terminate or modify any Business Contract or any Contract that at Closing would be a Business Contract that in each case requires payments to or from Sellers in excess of $100,000; provided further, however, that the consent requirement set forth in this proviso shall not apply to any purchase orders received or issued by Sellers in the ordinary course of business which do not involve commitments in excess of one year. Anything in this Agreement to the contrary notwithstanding, (a) the Sellers will consult with the Purchaser with respect to the status and material issues concerning any Contract negotiations between the Sellers and Fisher or any other material sales representatives or distributors of the Sellers with respect to the Businesses and (b) no Seller shall terminate, amend or otherwise modify or enter into any Contract with Fisher or any material Contract with any other material sales representatives or distributors of the Sellers with respect to the Businesses without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

         6.5 Sale of Purchased Assets. Other than pursuant to this Agreement and the sale or disposition of Inventory or obsolete equipment or the collection of Accounts in the usual and ordinary course of business consistent with the past operation of the Businesses, no Seller will sell or otherwise dispose of any Purchased Assets relating to the Businesses.

         6.6 Access. The Sellers will permit representatives of the Purchaser to have full access at reasonable times to the Purchased Assets and to make extracts and copies of books and records pertaining thereto, and to obtain information from their lawyers, accountants and other representatives with respect to such matters as the Purchaser shall deem relevant, but not including information within the scope of the attorney-client or work product privilege. The Purchaser agrees that it will use all reasonable efforts to schedule its review of such items at such times which are not disruptive to the operations of the Businesses. Prior to the Closing Date, the Purchaser will be permitted to complete, at the sole cost and expense of the Purchaser, a Phase I environmental study of any Owned Real Property or any Leased Real Property; provided, however, that no such Phase I or other environmental review by the Purchaser will involve sampling, Phase II testing or invasive investigatory work without prior written consent of the Sellers. The Purchaser will deliver to the Sellers a copy of any Phase I or other third party report generated by any permitted environmental investigation. The Purchaser will treat any environmental review of the Owned Real Property or Leased Real Property as confidential information.

         6.7 Notice of Developments; Disclosure Schedules; Updating Disclosure Schedules.

                  (a) Each party will give prompt written notice to the other of any development affecting the ability or obligation of the parties to consummate the transactions contemplated by this Agreement or any of the Ancillary Agreements. Except as provided in Section 6.7(c), no such written notice of a development will be deemed to have amended the Disclosure Schedules, to have qualified the representations and warranties contained herein or to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such material development.

                  (b) Complete copies of the Disclosure Schedules referred herein are being delivered simultaneously with the execution of this Agreement.

                  (c) The Sellers will deliver to the Purchaser prior to the Closing Date a written update or supplement to the Disclosure Schedules reflecting events occurring and contracts and agreements entered into, modified or terminated during the period commencing immediately after date hereof through the Closing Date. To the extent that such updated or supplemental Disclosure Schedules reflect matters or events (i) which constitute, and which are identified specifically as, Excluded Assets or Excluded Liabilities or (ii) which have occurred after the date of this Agreement in the ordinary course of business of the Businesses, which do not constitute a violation of any of Sellers' covenants set forth in Section 6 and which do not cause any representation or warranty of Seller set forth in Section 4 of this Agreement to be untrue or incorrect in any material respect (such disclosures being referred to as "Acceptable Disclosures"), then, upon the written prior approval of
Purchaser, which approval shall not be unreasonable withheld, delayed or conditioned, the Disclosure Schedules shall be deemed to be amended as of the Closing Date to include the information set forth on such updated or supplemental Disclosure Schedules. To the extent that such updated or supplemental Disclosure Schedules reflect matters or events which do not constitute Acceptable Disclosures, then (i) the parties will negotiate in good faith during the seven-day period immediately after delivery of the update or supplemental Disclosure Schedules to determine the consequences of such disclosures, (ii) the Disclosure Schedules will be amended only to the extent that the parties mutually agree as a result of such negotiation and (iii) the Purchaser may elect to terminate this Agreement after the expiration of such seven-day period, in which event the Sellers and the Purchaser will have no liability to the other as a result of such termination.

         6.8      Tax Matters.

                  (a) Any retail sales tax under the RSTA (Ontario) attributable to the transfer of the Purchased Assets on the Closing Date shall be borne one-half by the Purchaser and one-half by the Sellers.

                  (b) On or before the Closing Date, the Sellers shall deliver to the Purchaser a duplicate copy of a certificate issued pursuant to Section 6 of the RSTA (Ontario). On the Closing Date, the Purchaser shall provide the Sellers with a purchase exemption certificate with respect to inventories of goods held for resale or for incorporation into goods to be held for resale, and with respect to any exempt manufacturing equipment. On the Closing Date, the Purchaser shall pay to the Sellers one-half of any retail sales tax payable under the RSTA (Ontario) attributable to the transfer of the Purchased Assets on the Closing Date not covered by any applicable exemption and the Sellers shall remit the entire amount of such Taxes to the appropriate Tax authority.

                  (c) The Purchaser is, or shall be prior to the Closing Date, duly registered for the purposes of GST. Teledyne Canada is duly registered for purposes of GST and its registration number is 105166276RT006.

                  (d) The Purchaser and Teledyne Canada shall make the joint election provided for under Section 167(1.1) of the ETA in order that no GST shall be payable with respect to the transactions contemplated by this Agreement. The Purchaser and Teledyne Canada shall jointly complete Form GST-44 with respect to the foregoing election and the Purchaser shall file said Form GST-44 no later than the due date for the Purchaser's GST returns for the first reporting period in which GST would, in the absence of such an election, become payable in connection with the transactions contemplated by this Agreement. In the event that an election under Section 167(1.1) of the ETA cannot validly be made by the parties or the Department of Revenue does not accept in whole or part such an election by the parties, Purchaser shall pay the entire amount of the GST; provided that in the event GST is payable as a result of the failure of Teledyne Canada to comply with this Agreement, the Sellers will be liable for the entire amount payable. In the event that (A) an election under Section 167(1.1) of the ETA cannot validly be made by the parties (B) the parties have complied with this Agreement and (C) the Purchaser is unable to obtain a tax credit or refund in the entire amount of the GST paid by the Purchaser within a reasonable time following payment of such amount by the Purchaser, then the Sellers shall reimburse the Purchaser for one-half of the amount of GST paid by the Purchaser which is not subject to a tax refund or credit in a reasonable time, plus interest at a rate of interest equal to 6% (subject to Purchaser's obligation to repay such amount to the Sellers if the Purchaser subsequently receives a tax credit or refund in respect of the amount of GST so reimbursed by Sellers).

                  (e) The Purchaser and Teledyne Canada agree to elect jointly in the prescribed form under Section 22 of the ITA as to the sale of the accounts receivable of Teledyne Canada and to designate in such election an amount equal to the portion of the Purchase Price allocated to such assets pursuant to Section 3.4 as the consideration paid by the Purchaser therefor.

                  (f) Teledyne Canada is not a "non-resident" of Canada as defined in the ITA. The Sellers acknowledge and agree that no portion of the Purchase Price payable with respect to the Purchased Assets located in Canada will be paid to, or received by Teledyne Canada on behalf of, a "non-resident" of Canada as defined in the ITA.

         6.9 Financial Statements. The Sellers shall furnish to the Purchaser no later than the fifteenth (15th) calendar day of each month an unaudited balance sheet and income statement of the Businesses as of the prior month in the forms customarily prepared by Sellers.

         6.10 No Solicitation. The Sellers agree that they will not negotiate with any Person other than Purchaser with respect to the sale of the Businesses or the Purchased Assets and they will not, and will not permit any of their respective officers, directors, employees, agents or representatives (including investment bankers, attorneys and accountants) to (a) initiate contact with, (b) make, solicit or encourage any inquiries or proposals from, (c) enter into, or participate in, any discussions or negotiations with, (d) disclose, directly or indirectly, any information not customarily disclosed concerning the Businesses to or (e) afford any access to Sellers' properties, books and records to, any Person in connection with the sale or other disposition of the Sellers (including their stock), the Businesses or the Purchased Assets.

         Section 7. Post-Closing Covenants. The parties agree as follows with respect to the period following the Closing Date:

         7.1 General. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, at the sole cost and expense of the requesting party
(unless the requesting party is entitled to indemnification therefor under Section 10 of this Agreement).

         7.2      Post-Closing Consents; Nonassignable Contracts.

                  (a) The Sellers will use commercially reasonable efforts after the Closing Date to obtain all third party approvals, consents, novations and waivers that are not obtained prior to the Closing Date and that are required in connection with the transactions contemplated by this Agreement; provided that the Sellers will not be obligated hereunder to pay any consideration to the third party from whom such approval, consent, novation or waiver is required. The Purchaser hereby agrees to reasonably cooperate with the Sellers in their efforts to obtain such third party approvals, consents, novations and waivers, provided that the Purchaser shall not be obligated hereunder to pay any consideration to the third party from whom such approval, consent, novation or waiver is required.

                  (b) To the extent that any Contract is not capable of being transferred by the Sellers to the Purchaser pursuant to this Agreement without the consent of a third party and such consent is not obtained prior to Closing, or if such transfer or attempted transfer would constitute a breach or a violation of any Law, nothing in this Agreement will constitute a transfer or an attempted transfer thereof.

                  (c) In the event that any required consent is not obtained on or prior to the Closing Date, the Sellers will, subject to Section 7.2(b), use its commercially reasonable efforts to (i) provide to the Purchaser the benefits of the applicable Contract, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Purchaser, and (iii) enforce at the request and expense of the Purchaser and for the account of the Purchaser, any rights of the Sellers arising from any such Contract (including the right to elect to terminate such Contract in accordance with the terms thereof upon the request of the Purchaser).

                  (d) The Purchaser will perform the obligations arising under all Contracts referred to in Section 7.2(b) for the benefit of the Sellers and the other party or parties thereto.

                  (e) After the Closing, the Sellers, at the reasonable request of the Purchaser, shall promptly execute and deliver to the Purchaser all such further assignments, bills of sale, endorsements and other documents in form and substance satisfactory to the Purchaser and its counsel as the Purchaser may reasonably request in order to (i) vest in the Purchaser title to and possession of the Purchased Assets and (ii) otherwise carry out or evidence the terms of this Agreement.

         7.3 Litigation Support; Tax Return Preparation; Records Retention; Transitional Services.

                  (a) In the event and for so long as any party is actively investigating, contesting, defending against or prosecuting any charge, complaint, action, suit, contract appeal, proceeding, hearing, investigation, claim, demand or audit (including routine audits and contract close-outs) in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Businesses, the other party (if not a party to any such charge, complaint, action, suit, contract, appeal, proceeding, hearing, investigation, claim, demand or audit) will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as may be reasonably necessary in connection with the contest or defense.

                  (b) The Purchaser shall remit, within 15 days of receipt, to the Seller an amount equal to any Tax refund, offset, or similar Tax credit (including any interest paid or credited with respect thereto) within the scope of Section 2.2(c) hereof received by the Purchaser. The Purchaser shall promptly notify the Seller in writing of the commencement of any tax audit or administrative or judicial proceeding relating to tax periods ending on or prior to the Closing Date.

                  (c) The Sellers and the Purchaser will each provide the other party with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceeding relating to liability for Taxes and will provide to the other party all records and other information which may be relevant to any such Tax Return, audit or examination, proceeding or determination and with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other party for any period. The Purchaser will cause appropriate Employees of the Businesses to prepare usual and customary tax return packages with respect to the tax periods beginning January 1, 1999 and ending as of the Closing Date. Such tax return packages will be delivered to the Sellers not later than sixty days following the Closing Date.

                  (d) The Purchaser will provide reasonable assistance to the Sellers in connection with any Tax audits or other administrative or judicial proceedings involving the Businesses and affecting such income Tax Returns or declarations for any period all or any portion of which is prior to the Closing Date, including the participation of the then current personnel of the Purchaser in such audits and proceedings. The Purchaser will not, without the prior written consent of the Sellers, or except as required by Law, initiate any contact or voluntarily enter into any agreements with, or volunteer any information to, any taxing authorities with regard to specific items on Sellers' Tax Returns or declarations.

                  (e) The Purchaser will maintain all original books, records, files, documents, papers and agreements pertaining to the Purchased Assets, the Assumed Liabilities or otherwise relating to the Businesses as conducted before the Closing Date for at least seven years following the Closing Date or such longer period as may be required by Law. Sellers agree that it will maintain all original books, records, files, documents, papers and agreements relating to any of the Purchased Assets or Assumed Liabilities which are not included in the Purchased Assets for at least seven years following the Closing Date or such longer period as may be required by Law. The Sellers and the Purchaser agree that before destroying or discarding any materials required to be retained pursuant to this Section 7.3(e), it will notify the other in writing (which notice will include a description of the materials to be destroyed or discarded) and such other party may, at its expense, remove or make copies of such materials within 60 days following the date of such written notice. In the event the other party has not removed such materials within such 60-day period, the party desiring to destroy or discard such materials may proceed with such action without any liability to the other.

                  (f) If requested by Seller, the Purchaser will provide services, assistance and reasonable cooperation to the Sellers in connection with the completion and delivery of the financial statements and the general ledger of the Business as of the Closing Date to the Sellers.

                  7.4 Signage  and  Labels.  For a period of two months from the
Closing Date, the Purchaser shall have the right to use Fluid Systems Intellectual Property contained on all signage located at the Owned Real Property or the Leased Real Property which constitute part of the Purchased Assets. The Purchaser will remove Fluid Systems Intellectual Property from all exterior signs located at the Owned Real Property and the Leased Real Property as soon as practicable but in any event within two months after the Closing Date. The Purchaser shall have the right to use the Fluid Systems Intellectual Property on all (i) Inventories which constitute part of the Purchased Assets, including purchased parts and components, work-in-process and finished goods inventory and (ii) on all products resulting from Purchaser's use of those stamps, dies and other similar items which imprint or bear any Fluid Systems Intellectual Property, provided that Purchaser will, at its sole cost, cease using, change or otherwise replace such stamps and dies which imprint or bear any Fluid Systems Intellectual Property as soon as reasonably practicable after the Closing Date, but in any event within six months of the Closing Date. For a period of two months after the Closing Date, the Purchaser may use the Fluid Systems Intellectual Property on all advertising, promotional and other marketing materials that constitute part of the Purchased Assets. The Purchaser may use the Fluid Systems Intellectual Property to the extent required in connection with the collection of accounts receivable included in the Purchased Assets on a basis consistent with past practice. For a period of up to six months after the Closing Date, the Purchaser may use the Fluid Systems Intellectual Property to the extent reasonably required in connection with the Purchaser's use of the Businesses' product certifications and facility certifications.


         7.5 Nondisclosure; Nonsolicitation. From and after the Closing Date, the Sellers shall not use, divulge, furnish or make accessible to anyone any proprietary, material non-public, confidential or secret information to the extent included in the Purchased Assets and Assumed Liabilities of the Businesses (including without limitation, customer lists, supplier lists, and pricing and marketing arrangements with customers and suppliers), and the Sellers shall reasonably cooperate with the Purchaser in preserving such proprietary, confidential or secret aspects of the Businesses. The Sellers will not, for a period of three years from the Closing Date, solicit for hire any Transferred Employees without the prior written consent of the Purchaser. The Sellers agree that a violation of this Section 7.5 will cause irreparable harm to the Purchaser, and the Purchaser will be entitled, in addition to any other rights and remedies it may have at law or in equity, to an injunction enjoining and restraining the Sellers from doing or continuing to do any such violation and other violations or threatened violations of Section 7.5.

         7.6. Personnel Records. The Purchaser hereby covenants and agrees that all personnel records included in the Purchased Assets shall be used by the Purchaser only in the ordinary course of business and in compliance with applicable law.

         Section 8.        Employee Benefits.

                  (a) Except as set forth on Schedule 8 of the Disclosure Schedules, on or prior to the Closing Date, the Purchaser shall offer employment, effective as of the Closing Date and conditional on the Closing, to all Employees (with the exception of employees identified as shared service employees on Schedule 8 of the Disclosure Schedules and up to 5 other employees) on terms and conditions (with respect to Employees of Teledyne Canada determined on an employee by employee basis) which are in the aggregate no less favorable in all material respects than the terms and conditions on which the Employees are employed immediately prior to the Closing Date. Such offer shall include wages and benefits comparable to the wages and benefits provided by the Sellers to the Employees immediately prior to the Closing Date. The Purchaser acknowledges and agrees that Sellers make no representation or warranty that any of the Employees will accept employment with Purchaser and the acceptance by Employees of offers of employment with Purchaser shall not constitute a condition to Purchaser's obligation to complete the purchase under this Agreement.

                  (b) Any Employees who accept offers of employment by Purchaser (the "Transferred Employees"), effective as of the Closing Date, shall cease to participate in all Seller Plans and shall be entitled to participate in Purchaser's benefit plans, programs, policies and arrangements (the "Purchaser Plans"). Periods of employment with the Sellers (including periods of employment with any other employer, to the extent recognized under the Seller Plans) immediately prior to the Closing Date, shall be taken into account for purposes of determining, as applicable, eligibility and vesting under the Purchaser Plans.

                           (i) Without limiting the generality of the foregoing,
Purchaser shall cause Purchaser's medical and prescription drug, dental, life insurance, disability and other health plans to immediately, and without any waiting period, be available to cover each Transferred Employee (and his or her eligible dependents) as of the Closing Date, and cause such plans to waive any limitation of coverage of Transferred Employees (and their eligible dependents) due to pre-existing conditions. Any claims incurred with regard to any Transferred Employees before the Closing Date and which are covered under the Seller Plans shall be payable under the terms of the applicable plan of the Sellers. All other claims incurred with regard to any Transferred Employees and which are covered under the Purchaser's Plans shall be payable under the terms of the applicable plan of the Purchaser.

                           (ii) The Purchaser  shall assume all  liabilities  of
the Sellers in respect of the Transferred Employees to the extent that such liabilities arise on or after the Closing Date and are reflected on the Closing Date Net Assets Statement.

                           (iii)  Purchaser  agrees that, to the extent  arising
under applicable Law and for the purposes of eligibility and vesting under Purchaser Plans, Purchaser shall take into account each Transferred Employee's service with the Sellers prior to the Closing Date for purposes of determining any termination and severance obligations applicable to such Transferred Employee and the Purchaser shall pay, perform and discharge when due such termination and severance obligations of Purchaser after taking into account such service.

                  (c) For purposes of the COBRA health continuation of coverage provisions (hereafter referred to as the "COBRA Provisions") contained in
Section 4980(f) of the Code and in Section 601 through 608 of ERISA, the Transferred Employees shall be considered to have undergone a termination of employment with the Sellers. It is the understanding and intention of the Sellers and the Purchaser that no group health plan maintained by the Purchaser shall constitute a successor plan to any of the Sellers' group health plans and the Purchaser is not a successor employer with respect to any of the Sellers' group health plans and the Sellers are not predecessor employers with respect to the Purchaser's group health plans, within the meaning of the COBRA Provisions. It is the further understanding and intention of the Sellers and the Purchaser, however, that the health plan coverage to be afforded to the Transferred Employees pursuant to Section 8(b)(i) shall be coverage that, pursuant to
Section 602(2)(D)(i) of ERISA, terminates any continuation coverage rights the Transferred Employees might otherwise have under the COBRA Provisions as a result of termination of employment with the Sellers.

                  (d) As soon as practicable following the Closing Date, in respect of all Transferred Employees who have an account in a Canadian Group Registered Retirement Savings Plan administered by either of the Sellers, the parties shall cooperate to transfer all amounts from each such account to accounts administered under the Purchaser's Canadian group Registered Retirement Savings Plan.

                  (e) As of a date (the "Account Transfer Date") as soon as reasonably practicable after the Closing Date, Teledyne Industries shall cause to be transferred from the 401(k) plan sponsored by Teledyne Industries (the "Seller 401(k) Plan") to the 401(k) plan sponsored by the Purchaser (the "Purchaser 401(k) Plan") an amount in cash equal to the aggregate account balances of all participants in the Seller 401(k) Plan as of such Account Transfer Date who are Transferred Employees, except that all promissory notes reflecting participant loans to Seller 401(k) Plan participants outstanding as of such Account Transfer Date shall be transferred in kind. In the event any Transferred Employee has a qualified domestic relations order pending or approved in the Seller 401(k) Plan at the time of transfer, all documentation concerning such qualified domestic relations order shall be assigned to the Purchaser 401(k) Plan. During the period commencing on the Closing Date and ending on the Account Transfer Date, any Transferred Employee who has an outstanding loan balance under the Seller 401(k) Plan on the Closing Date shall continue the scheduled loan repayments directly to the Seller 401(k) Plan pursuant to the applicable terms and conditions of such Plan. All Transferred Employee loan repayments due and payable after the Account Transfer Date shall be made to the Purchaser's 401(k) Plan, as appropriate, in accordance with the applicable loan provisions of such Plan. The Sellers and the Purchaser agree to cooperate fully with respect to any governmental filings, including but not limited to, the filing of any Internal Revenue Service Form 5310A reporting obligations and information necessary to effect the transactions contemplated by this Section 8(e).

         Section 9.        Closing Conditions.

         9.1 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties set forth in Section 4 will be true and correct, in all material respects (except to the extent that any such representation or warranty is qualified previously by materiality), at and as of the Closing Date;

                  (b) the Sellers will have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (c) there will not be any action, suit or proceeding pending or threatened before any Governmental Entity or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or any Ancillary Agreement, or (ii) cause any of the transactions contemplated by this Agreement or Ancillary Agreement to be rescinded following consummation;

                  (d) all applicable waiting periods (and any extension thereof) under the Hart-Scott-Rodino Act will have expired or otherwise been terminated without the objection of any of the relevant Governmental Authority;

                  (e) the Sellers will have delivered to the Purchaser a certificate to the effect that each of the conditions specified above are satisfied in all respects;

                  (f) the Sellers will have executed and delivered to the Purchaser the documents identified in Section 3.3;

                  (g) the Sellers shall have caused the release and discharge of any and all Liens identified with an asterisk on Schedule 1.1-B of the Disclosure Schedules;

                  (h) the Sellers shall have obtained all the consents to assignment of the agreements identified with an asterisk on Schedule 4.3 of the Disclosure Schedules (or, with respect to such agreements which are used by the Sellers in connection with businesses other than the Business, consent to assignment of the Sellers rights with respect to the Businesses or agreements on substantially the same terms);

                  (i) there shall not have occurred any material adverse change in the business, assets, liabilities, prospects, properties, results of operation or condition (financial or otherwise) of the Businesses, taken as a whole;

                  (j) Teledyne Industries (or the successor owner of the NP Business) shall have executed and delivered the Transition Services Agreement (and the related side letter between the Sellers and the Purchaser);

                  (k) all consents to the transfer of the material Permits which are transferable to the Purchaser set forth on Schedule 4.16 of the Disclosure Schedules shall have been obtained; and

                  (l) all consents, licenses and approvals required for the parties to perform their respective obligations under the Transition Services Agreement shall have been obtained.

         The Purchaser may waive any condition specified in this Section 9.1, other than Section 9.1(d), if it executes a writing so stating at or prior to the Closing.

         9.2 Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties set forth in Section 5 will be true and correct, in all material respects (except to the extent that any such representation or warranty is qualified previously by materiality), at and as of the Closing Date;

                  (b) the Purchaser will have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (c) there will not be any action, suit or proceeding pending or threatened before any Governmental Entity or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent the consummation of any of the transactions contemplated by this Agreement or any Ancillary Agreement or (ii) cause any of the transactions contemplated by this Agreement or any Ancillary Agreement to be rescinded following consummation;

                  (d) the Purchaser will have delivered to the Sellers a certificate to the effect that each of the conditions specified above is satisfied in all respects;

                  (e)  all  applicable   waiting  periods  (and  any  extensions
thereof) under the Hart-Scott-Rodino Act will have expired or otherwise been terminated without the objection of any of the relevant Governmental Authority;

                  (f) the Sellers shall have obtained all the consents identified with an asterisk on Schedule 4.3 of the Disclosure Schedules (or, with respect to such agreements which are used by the Sellers in connection with businesses other than the Business, consent to assignment of the Sellers rights with respect to the Businesses or agreements on substantially the same terms);

                  (g) the Purchaser will have executed and delivered to the Sellers the documents identified in Section 3.3;

                  (h) the Purchaser will have delivered to the Sellers the Purchase Price;

                  (i) the Purchaser shall have executed and delivered the Transition Services Agreement (and the related side letter between the Sellers and the Purchaser); and

                  (j) all consents, licenses and approvals required for the parties to perform their respective obligations under the Transition Services Agreement shall have been obtained.

         The Sellers may waive any conditions specified in this Section 9.2, other than Section 9.2(e), if they execute a writing so stating at or prior to the Closing.

         Section 10.       Remedies for Breaches of this Agreement.

         10.1 Survival. Except as otherwise provided herein, all of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement relating to the representations and warranties contained in this Agreement will survive the Closing and continue in full force and effect for a period of eighteen (18) months after the Closing Date, except that the representations and warranties contained in Sections 4 with respect to title to the Purchased Assets, authority of the Sellers, tax, environmental and ERISA compliance shall survive until the expiration of the survival period contained in Section 10.2(d). Notwithstanding the foregoing, any claim for indemnification for breach of representations and warranties properly made pursuant to this Section 10 prior to the expiration of the survival period of the applicable representations and warranties shall survive until such claim is finally resolved.

         10.2     Indemnification Provisions for Benefit of the Purchaser.

                  (a)  In  the   event   the   Sellers   breach   any  of  their
representations or warranties contained in this Agreement or in any Ancillary Agreement and provided that the Purchaser within the applicable survival period makes a written claim for indemnification against the Sellers setting forth in reasonable detail the circumstances regarding the claim and, if ascertainable, an estimate of the amount thereof, then the Sellers agree to, jointly and severally, indemnify, defend and hold the Purchaser harmless from and against the entirety of any claims, losses, expenses, costs, damages, fines, penalties and other liabilities including, without limitation, reasonable attorneys' fees and expenses (collectively, "Losses") the Purchaser or any of its Affiliates, or any of their respective directors, officers, employees, agents or representatives (collectively, the "Purchaser Indemnified Parties"), suffer to the extent such Losses result from, arise out of or are caused by such breach.

                  (b) The Sellers further agree to, jointly and severally, indemnify, defend and hold the Purchaser Indemnified Parties harmless from and against the entirety of any Losses the Purchaser Indemnified Parties suffer to the extent such Losses result from, arise out of, or are caused by any (i) breach by the Sellers of any covenant contained in this Agreement or in any Ancillary Agreement, (ii) Excluded Liability (which, in the context of Losses arising under Environmental Law shall include, subject to Section 10.6, the necessary and reasonable costs of remediation and compliance under any Environmental Law or in connection with any Hazardous Materials), or (iii) non-compliance with any applicable bulk sales act.

                  (c) The Sellers will not have any obligation to indemnify the Purchaser Indemnified Parties from and against any Losses (i) until the Purchaser Indemnified Parties have suffered Losses (other than Losses arising from Excluded Liabilities which constitute tax liabilities of the Sellers, environmental liabilities of the Sellers or extraordinary liabilities of the Sellers arising outside the ordinary course of business which shall not be subject to the limitations of this Section 10.2(c)(i)) in the aggregate of $360,000, after which point the Sellers will be obligated to indemnify the Purchaser Indemnified Parties from and against only those additional Losses suffered by the Purchaser Indemnified Parties in excess of such amount; or (ii) to the extent the Losses, other than Losses arising from Excluded Liabilities, the Purchaser Indemnified Parties have suffered exceed, in the aggregate, an amount equal to 30% of the Purchase Price after which point the Sellers will have no obligation to indemnify the Purchaser Indemnified Parties from and against further Losses other than Losses arising from Excluded Liabilities which shall not be subject to the limitations of this Section 10.2(c)(ii).

                  (d) Subject to Section 10.7, the Sellers' obligation to indemnify Purchaser Indemnified Parties with respect to Losses pursuant to this Agreement, including Environmental Losses, shall automatically terminate on the third anniversary of the Closing Date except to the extent of and with respect to claims for indemnification properly made in accordance with this Section 10 prior to such third anniversary.

         10.3     Indemnification Provisions for Benefit of the Sellers.

                  (a) In the event the Purchaser breaches any of its representations, warranties or covenants contained in this Agreement or in any certificate delivered by the Purchaser pursuant to this Agreement and provided that the Sellers make a written claim for indemnification against the Purchaser setting forth in reasonable detail the circumstances regarding the claim and, if ascertainable, an estimate of the amount thereof, then the Purchaser agrees to indemnify, defend and hold the Sellers harmless from and against the entirety of any Losses the Sellers or any of its Affiliates, or any of their respective directors, officers, employees, agents or representatives (collectively, the "Seller Indemnified Parties"), suffer to the extent such Losses result from, arise out of or are caused by such breach.

                  (b) The Purchaser further agrees to indemnify, defend and hold the Sellers harmless from and against the entirety of any Losses the Seller Indemnified Parties suffer to the extent such Losses result from, arise out of or are caused by any Assumed Liabilities.

                  (c) The Purchaser further agrees to indemnify, defend and hold the Sellers harmless from and against the entirety of any Losses the Seller Indemnified Parties suffer to the extent such Losses result from, arise out of or are caused by the operation of the Businesses or use of the Purchased Assets after the Closing Date. ("Purchaser Post-Closing Liabilities").

                  (d) The Purchaser will not have any obligation to indemnify the Seller Indemnified Parties from and against any Losses until the Seller Indemnified Parties have suffered Losses (other than Losses arising from Purchaser Post-Closing Liabilities which constitute tax liabilities, environmental liabilities or extraordinary liabilities outside the ordinary course of business which shall not be subject to the limitations contained in this Section 10.3(d)) in the aggregate of $360,000, after which point the Purchaser will be obligated to indemnify the Seller Indemnified Parties from and against only those additional Losses suffered by the Seller Indemnified Parties in excess of such amount;

                  (e) Subject to Section 10.7 of this Agreement, the Purchaser's obligation to indemnify the Seller Indemnified Parties with respect to Losses pursuant to this Agreement shall automatically terminate on the third anniversary of the Closing Date except to the extent of and with respect to claims for indemnification properly made in accordance with this Section 10 prior to such third anniversary.


         10.4 Notice of Claims. If any third party notifies any party hereto (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against the other party hereto (the "Indemnifying Party") under this Section 10, including claims subject to Section 10.6, then the Indemnified Party will notify the Indemnifying Party thereof promptly and in any event within 10 days after receiving any written notice from a third party; provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent that, the Indemnifying Party is materially prejudiced thereby. Once the Indemnified Party has given notice of the matter to the Indemnifying Party, the Indemnified Party may defend against the matter in any manner it reasonably may deem appropriate. In the event the Indemnifying Party notifies the Indemnified Party within 10 days after the date the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense of such matter (a) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (b) the Indemnified Party may retain separate counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of such separate co-counsel to the extent the Indemnified Party reasonably concludes in good faith that the Indemnified Party has defenses available to it that may conflict with those of the Indemnifying Party), (c) the Indemnified Party will not consent to the entry of a judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld or delayed unreasonably) and (d) the Indemnifying Party will not consent to the entry of a judgment with respect to the matter or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld or delayed unreasonably).

         10.5 Indemnification Limitations. Neither party hereto will be liable to the other hereunder or with respect to this Agreement for any punitive or consequential or incidental damages (including loss of revenue or income, business interruption, cost of capital or loss of business reputation or opportunity) relating to any claim for which either such party may be entitled to recover under this Agreement (other than indemnification, whether pursuant to this Section 10 or otherwise at law or equity, of amounts paid or payable to third parties or any Governmental Entity in respect of any third party or Governmental Entity claim). Neither the Purchaser nor the Sellers will file or otherwise commence any other action, suit or proceeding against the other in respect of this Agreement or the transactions contemplated hereby unless (a) such party notifies the other of its intent to do so and (b) a period commencing with such notice and expiring on the earlier of the date on which a meeting between officers of the Purchaser and the Sellers has been completed and 30 days after the date of such notice. Such officers will meet at a mutually convenient time and location during such 30-day period for the purpose of attempting to resolve in good faith the claims described in such notice. No claim for the recovery of Losses based upon breach of any representation, warranty, covenant or agreement may be asserted by Seller Indemnified Parties or Purchaser Indemnified Parties against the Purchaser or the Sellers, as the case may be, if any of the Seller Indemnified Parties or the Purchaser Indemnified Parties, as the case may be, had Knowledge of such breach on or before the Closing Date.

         10.6.    Indemnification for Environmental Matters.

         (a) With respect to any Losses on the Owned Real Property primarily relating to or primarily arising from any Environmental Law suffered by any Purchaser Indemnified Party ("Owned Real Property Environmental Losses") for which any Purchaser Indemnified Party seeks indemnity, the Purchaser shall provide notice to the Sellers pursuant to Section 12.8 hereof specifying in reasonable detail, to the extent known, the nature of the Owned Real Property Environmental Losses and the estimated amount to remediate the condition giving rise to the Owned Real Property Environmental Losses, to the extent it is then quantifiable (which estimate shall not be conclusive of the final amount of any Owned Real Property Environmental Losses) (an "Environmental Claim Notice").

         (b) The Sellers shall have the right to control and investigate and/or remediate any condition giving rise to a claim or demand for indemnification by any Purchaser Indemnified Party under this Agreement with respect to any Owned Real Property Environmental Losses and, to the extent permitted, with respect to any Losses primarily relating to or primarily arising from any Environmental Law suffered by any Purchaser Indemnified Parties which do not constitute Owned Real Property Environmental Losses ("Other Environmental Losses") (in each case, a "Relevant Environmental Condition") and, if such Losses are greater than $10,000 the Sellers shall, at the request of the Purchaser, engage a reputable and independent environmental consulting firm reasonably acceptable to Purchaser (the "Consulting Firm") for such purpose at Sellers' sole cost and expense and subject to the following conditions:

                  (i) Within 20 calendar days (unless the subject Relevant Environmental Condition requires initiation of remediation in less than 5 business days (an "Emergent Condition"), of receipt of the Environmental Claim Notice, the Sellers shall have delivered to the relevant Purchaser Indemnified Party a notice affirmatively stating (A) it has elected to control, investigate and/or remediate the Relevant Environmental Condition, and (B) the name, telephone number and contact person of the Consulting Firm or the Sellers' Environmental Manager, as the case may be (with respect to an Emergent Condition, the Sellers shall deliver the following notice to the Purchaser as soon as reasonably possible);

                  (ii) Neither the Consulting Firm, Sellers, nor any employee or representative of Sellers or the Consulting Firm shall take any action relating to Relevant Environmental Condition without prior written notice to and prior written approval of Purchaser, which approval shall not be unreasonably withheld, delayed or conditioned -- it being agreed that Purchaser shall have no obligation to approve any such action that fails to reasonably minimize disruption to the Businesses (for the purposes of this Section 10.6 any such approved action shall be referred to as an "Approved Action");

                  (iii) If Sellers deliver to Purchaser the notice referenced in
Section 10.6(b)(ii), the relevant Purchaser Indemnified Party shall have the right (at its sole cost and expense) to review and monitor any and all actions taken or proposed to be taken by any Person relating to the Relevant Environmental Condition and to engage its own environmental consulting firm, at such Purchaser Indemnified Party's sole cost and expense, for such purposes; and

                  (iv) Within 20 calendar days after the engagement by Sellers of the Consulting Firm, the Consulting Firm shall have delivered to Purchaser a certificate of insurance in form and substance reasonably satisfactory to Purchaser (i) designating the relevant Purchaser Indemnified Party as additional insured or loss payee and (ii) requiring at least 30 days' prior written notice to Purchaser before cancellation or any material changes is effected. Sellers acknowledge and agree that such insurance shall be additional to (and not in lieu of) Sellers' joint and several obligation to indemnify, defend and hold the Purchaser Indemnify Parties harmless for Losses suffered by the Purchaser Indemnified Parties resulting from, arising out of or caused by Sellers, the Consulting Firm or any of their respective employees or other representatives in the course of actions or omissions taken (or not taken) in connection with the Relevant Environmental Condition; provided that the Purchaser shall not be entitled to both indemnification from the Sellers and recovery under the Consulting Firm's insurance with respect to any such Losses.

The parties agree that, unless otherwise required by Law, if (y) Sellers fail (or fail to cause) the satisfaction of any of the conditions set forth in this section 10.6 or (z) the Sellers, Consulting Firm or any of their respective employees or other representatives deviate in any material respect from the Approved Action (and to the extent Sellers initiate action with reasonable expectation to remedy such deviation, after five business days notice from Purchaser to Sellers), then the right of Sellers to control, investigate and/or remediate the Relevant Environmental Condition shall cease immediately and Purchaser shall then have the right (without Sellers, the Consulting Firm or any of their respective representative) to so control, investigate, or remediate the Relevant Environmental Condition at the sole cost and expense of Sellers provided that such costs are reasonable and subject to the provisions of Section 10.8.

         (c) If subject to the terms and conditions of section 10.6(b), Sellers have elected to exercise their right to control, investigate and/or remediate the Relevant Environmental Condition with respect to the Owned Real Property, and, to the extent permitted, any Relevant Environmental Condition with respect to Other Environmental Losses upon at least five business days written notice to Purchaser (except in the case of such an Emergent Condition, then within 24 hours), the Sellers or the Consulting Firm, as the case may be, and their authorized employees, contractors, representatives and agents shall have reasonable access at reasonable times to the facilities for the purpose of conducting any Approved Action, including any sampling or monitoring.

         (d) The parties agree that nothing in this Agreement shall require the Sellers to perform any Approved Action which includes environmental investigation, remediation, or monitoring at (i) the Owned Real Property (ii) with regard to any Other Environmental Losses, beyond the minimum required by applicable Environmental Laws unless more stringent requirements are imposed by a Governmental Authority after final determination of any appeal of such imposition, to permit the use of the Owned Real Property for industrial purposes, which may include leaving Hazardous Materials in place or the use of deed restrictions so long as none of the foregoing restrict any use of the Owned Real Property contemplated by Section 10.6(g)(iv). The parties further agree that Sellers shall use commercially reasonable efforts to obtain (and deliver to Purchaser immediately upon receipt of the same) a "no further action" letter or its reasonable equivalent ("NFA") from the lead environmental Governmental Entity at the conclusion of implementation of any Approved Action with respect to the Owned Real Property, and after obtaining the NFA, the Sellers shall have the obligation to indemnify the Purchaser with respect to post-NFA operation, maintenance, monitoring or reporting costs incurred in connection with any remediation performed by the Sellers for which the Purchaser is entitled to indemnification hereunder.

         (e) Purchaser shall use reasonable efforts to cooperate with the Sellers to minimize costs incurred with respect to Owned Real Property Environmental Losses.

         (f) To the extent reasonably practicable, the parties agree that each shall give prompt written notice to the other of those portions of any report or other document submitted, whether voluntarily or by requirement of a Government Entity, to a Governmental Entity which pertain to any Relevant Environmental Condition for which Purchaser is claiming indemnification from the Sellers. To the extent reasonably possible in the circumstances, the Sellers or the Purchaser, as the case may be, shall have the right to review and comment upon any submission by the other party to a Governmental Entity which describes or addresses any Environmental Condition for which the Purchaser is claiming indemnification from the Sellers hereunder (and the parties will cooperate in responding to such requests, including making available all relevant records in their possession or under their control), and the party submitting such report or other document shall revise such submission in accordance with the other party's reasonable comments thereon, provided, however, that, the revisions do not compromise submitting party's rights to attorney-client privilege or similar rights or privileges, do not result in damages to Purchaser that are not indemnified by Sellers. To the extent reasonably possible in the circumstances, each party shall give the other party prompt written notice of, and the other party shall have the right to participate in, any phone call or meeting with any Governmental Entity at which any Environmental condition for which the Purchaser is claiming indemnification from the Sellers hereunder is to be discussed or addressed in any manner.

         (g) The Sellers shall not have any obligation to indemnify any Purchaser Indemnified Party from and against any Owned Real Property Environmental Losses or any other Environmental Losses (collectively "Environmental Losses") (i) to the extent, and solely to the extent, caused by a release of a Hazardous Material by Purchaser, or (ii) to the extent, and solely to the extent, directly caused by a release of a Hazardous Material which occurs post-Closing, or (iii) to the extent, and solely to the extent, caused by a negligent act or omission of Purchaser, its employees, contractors, representatives or agents which exacerbates any pre-Closing release of Hazardous Materials, (iv) caused by any change in the use of the Owned Real Property from use reasonably related to the operation of the Businesses, or (v) primarily arising from or primarily related to any amendment to or change in any Environmental Law from that which is in effect on the date hereof.

Notwithstanding anything to the contrary contained herein, if the Purchaser, its agents, or representatives undertake environmental remediation activities or other environmental testing, sampling or monitoring activities in connection with Environmental Losses which are not required by a Governmental Entity or in response to a third party claim asserting liability for an environmental condition at the facilities Purchaser shall pay 50 cents out of each dollar of such Environmental Losses up to a maximum of $500,000 (i.e., fifty percent (50%) of such Environmental Losses for the account of Purchaser), and for every dollar of such Environmental Loss which exceeds $500,000, Sellers will indemnify Purchaser for one hundred percent (100%) of the Environmental Loss; provided, that the parties agree that the limitations (if any) set forth in section 10.2(c) shall not apply in the case of such Environmental Losses.

The Purchaser acknowledges that nothing contained herein absolves it of any obligation under any Environmental Law for Environmental Losses with respect to violations of Environmental Laws by the Purchaser, its employees, contractors, representatives or agents.

                  10.7 EXCLUSIVE REMEDY. THE INDEMNIFICATION PROVISIONS CONTAINED IN THIS SECTION 10 WILL CONSTITUTE THE SOLE AND EXCLUSIVE RECOURSE AND REMEDY OF THE PARTIES FOR MONETARY DAMAGES WITH RESPECT TO ANY BREACH OF ANY OF THE REPRESENTATIONS, WARRANTIES OR COVENANTS CONTAINED IN THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS. THE PROVISIONS OF THIS SECTION 10 WILL NOT RESTRICT THE RIGHT OF ANY PARTY TO SEEK SPECIFIC PERFORMANCE OR OTHER EQUITABLE REMEDIES IN CONNECTION WITH ANY BREACH OF ANY OF THE COVENANTS CONTAINED IN THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS. FOR THE AVOIDANCE OF DOUBT, NOTHING CONTAINED IN THIS AGREEMENT SHALL AT ANYTIME RESTRICT THE PURCHASER'S RIGHTS OR REMEDIES AT LAW OR IN EQUITY AGAINST THE SELLERS ARISING OUT OF THE SELLERS' FAILURE TO SATISFY THE EXCLUDED LIABILITIES. FOR THE AVOIDANCE OF DOUBT, NOTHING CONTAINED IN THIS AGREEMENT SHALL AT ANY TIME RESTRICT THE SELLERS' RIGHTS OR REMEDIES AT LAW OR IN EQUITY AGAINST PURCHASER ARISING OUT OF THE PURCHASER'S FAILURE TO SATISFY THE PURCHASER POST-CLOSING LIABILITIES.

         10.8. Minimizing Losses. Each party agrees to use all commercially reasonable efforts to minimize all Losses for which it may seek indemnification from the other party pursuant to this Section 10 and nothing herein will in any way diminish each party's common law duty to mitigate its Loss.

         10.9 LIMITATIONS. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, THE PROVISIONS OF THIS SECTION 10 SHALL NOT APPLY TO EXCLUDE OR LIMIT THE LIABILITY OF ANY PARTY TO THE EXTENT THAT ANY CLAIM ARISES BY REASON OF ANY BAD FAITH, FRAUD OR FRAUDULENT OR WILLFUL MISREPRESENTATION OR BREACH OF ANY SUCH PARTY. IN THE EVENT OF A CONFLICT BETWEEN THE PROVISIONS OF THIS SECTION
10.9 AND ANY OTHER PROVISION OF THIS  AGREEMENT,  THE PROVISIONS OF THIS SECTION
10.9 SHALL CONTROL.

         Section 11.       Termination.

         11.1 Termination of Agreement. The parties may terminate this Agreement as provided below:

                  (a) the parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) the Purchaser may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing if the Closing has not occurred on or before the later of (i) August 31, 1999 and (ii) the fifth full business day after expiration or termination of the waiting period under the Hart-Scott-Rodino Act, unless the failure to close results primarily from the Purchaser itself breaching any representation, warranty or covenant contained in this Agreement, or unless an extension is mutually agreeable to the Sellers and the Purchaser; and

                  (c) the Sellers may terminate this Agreement, by giving written notice to the Purchaser at any time prior to the Closing if the Closing has not occurred on or before the later of (i) August 31, 1999 and (ii) the fifth full business day after expiration or termination of the waiting period under the Hart-Scott-Rodino Act, unless the failure to close results primarily from the Sellers themselves breaching any representation, warranty or covenant contained in this Agreement, or unless an extension is mutually agreeable to the Sellers and the Purchaser.

         11.2 Effect of Termination. If any party terminates this Agreement pursuant to Section 11.1, all obligations of the parties hereunder will terminate without liability of any party to the other party (except for any liability of any party then in material breach or for any fraudulent representation or warranty contained herein by the terminating party); provided that the provisions of Sections 12.1 and 12.2 of this Agreement and the Confidentiality Agreement will survive termination and remain in full force and effect thereafter.

         Section 12.       Miscellaneous.

         12.1 Press Releases and Announcements. No party will issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing Date without the prior approval of the other party; provided that any party may make any public disclosure it believes in good faith is required by Law or the rules of any national securities exchange or any automated inter-dealer quotation system on which the securities of either party (or any Affiliate thereof) are listed or admitted for trading (in which case the disclosing party will advise the other party at least one business day prior to making such disclosure).

         12.2 Expenses; Transfer Taxes. Each of the parties hereto will bear all legal, accounting, investment banking and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated. Subject to the provisions of
Section 6.8(d), all sales, use, transfer and documentary taxes applicable to the transfer of the Purchased Assets shall be paid one-half by the Purchaser and one-half by the Sellers.

         12.3 Consent to Amendments. The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by the Sellers and the Purchaser. No other course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of such parties.

         12.4 Successors and Assigns. No party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement without the written consent of the other party hereto; provided, however, that the Purchaser may assign in whole or in part its rights and obligations pursuant to this Agreement to one or more Affiliates, in which event Purchaser shall not be released from any liability hereunder. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

         12.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition of invalidity, without invalidating the remainder of this Agreement.

         12.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

         12.7 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         12.8 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed), one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or two business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Purchaser and the Sellers at the respective address indicated below:

         If to the Purchaser:

         Curtiss-Wright Corporation
         1200 Wall Street West
         Lyndhurst, NJ 07071
         Attention:  Brian D. O'Neill, Esq.
         Telephone: (201) 896-8400
         Facsimile: (201) 438-5680

         If to the Sellers:

         Teledyne Industries, Inc.
         c/o Allegheny Teledyne Incorporated
         1000 Six PPG Place
         Pittsburgh, Pennsylvania  15222
         Attention:  Jon D. Walton
         Senior Vice President, General Counsel and Secretary
         Telephone: (412) 394-2836
         Facsimile:  (412) 394-3010

         12.9 No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the parties hereto, the Purchaser Indemnified Parties, the Seller Indemnified Parties and their respective successors and permitted assigns.

         12.10 Entire Agreement. This Agreement, and the documents referred to in it, constitute the entire Agreement and understanding of the parties and supersede any previous agreement between the parties relating to the subject matter of this Agreement.

         12.11 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

         12.12 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         12.13 Bulk Transfer Laws. Subject to Section 10.2(b)(iii), the Purchaser acknowledges that the Sellers will not comply with the provisions of any bulk transfer laws of any jurisdiction, local or foreign, in connection with the transactions contemplated by this Agreement.

         12.14 WARN Act. The Purchaser represents and warrants to the Sellers that the Purchaser will continue to operate the Businesses for the period immediately following the Closing Date and the Purchaser will be solely liable for any and all obligations and liabilities arising under the WARN Act with respect to consummation of the transactions contemplated by this Agreement; provided, that Sellers, jointly and severally, shall be solely liable for any and all obligations and liabilities arising under the WARN Act with respect to the consummation of the transactions contemplated by this Agreement if such obligations or liabilities result from, arise from or are caused by any actions or omissions of Sellers, any buyer or prospective buyer of the NP Business, or any employee (other than a Transferred Employee), agent, representative or Affilitate of any of the foregoing. The Purchaser shall comply with all requirements of the WARN Act in connection with any discharge or lay off Transferred Employees effected after the Closing Date. The Seller shall comply with all requirements of the WARN Act in connection with any discharge or lay off of Employees employed in the Business (other than Transferred Employees).

         12.15 GOVERNING LAW. WITH RESPECT TO THE SELLERS AND THE PURCHASER, ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF OHIO.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement on the date first written above.

                                             TELEDYNE INDUSTRIES, INC.

                                             By:  /s/ James L. Murdy
                                                  ------------------
                                             Name:  James L. Murdy
                                                  ------------------
                                             Title: Executive Vice President -
                                                    Finance and Adminsitration
                                                    and Chief Financial Officer

                                             TELEDYNE INDUSTRIES CANADA LIMITED

                                             By:  /s/ James L. Murdy
                                                  ------------------
                                             Name:  James L. Murdy
                                                  ------------------
                                             Title: Executive Vice President -
                                                    Finance and Adminsitration
                                                    and Chief Financial Officer



                                             CURTISS-WRIGHT CORPORATION

                                             By:  /s/ Martin R. Benante
                                                  ---------------------
                                             Name:  Martin R. Benante
                                                  ---------------------
                                             Title: President and Chief
                                                    Operating Officer

         In order to induce Purchaser to enter into this Agreement with the Sellers and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Allegheny Teledyne Incorporated, a Delaware corporation and the parent corporation of the Sellers (the "Parent"), hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not as surety, the prompt payment and performance of the obligations of the Sellers under
         Section 10 of this Agreement, as and when the same are due and payable or to be performed. Except as may be available to Sellers pursuant to this Agreement, Parent hereby waives all demands, notices and claims whatsoever that might constitute a legal or equitable discharge of a guarantor or surety, release or defense of a guarantor or surety or that might otherwise limit recourse against Parent as guarantor.

         ALLEGHENY TELEDYNE INCORPORATED

         By:    /s/ James L. Murdy
               --------------------
         Name:  James L. Murdy
               --------------------
         Title: Executive Vice President -
                Finance and Adminsitration
                and Chief Financial Officer

                                LIST OF EXHIBITS


Exhibit A -       Form of Bills of Sale

Exhibit B -       Form of Assignment Agreements

Exhibit C -       Form of Transition Services Agreement

Exhibit D -       Form of Assumption Agreements

                                  NEWS RELEASE

                   1200 Wall Street West, Lyndhurst, NJ 07071
                      (201) 896-8400 ( FAX (201) 438-5680
                             www.curtisswright.com



CONTACT:        Gary Benschip                            FOR IMMEDIATE RELEASE
                (201) 896-8520
                gbenschip@cwcorp.curtisswright.com


      CURTISS-WRIGHT COMPLETES ACQUISITION EXPANDING FLOW CONTROL BUSINESS


LYNDHURST, NJ - August 27, 1999 - Curtiss-Wright Corporation (NYSE: CW) announced today that it has completed its acquisition of the Pressure Relief Valve (PRV) and Vehicle Control Valve and Pump (VCP) business units of Teledyne Fluid Systems, an Allegheny Teledyne Incorporated company (NYSE: ALT). The agreement to acquire these businesses was announced on July 28, 1999.

Curtiss-Wright assumed no debt in the $44 million cash transaction, which is expected to be immediately accretive to earnings. The acquired businesses generated combined sales of $42.8 million in 1998.

Operating under the "Farris Engineering" trade name, the PRV business is one of the world's leading manufacturers of pressure-relief valves for use in processing industries, which include refineries, petrochemical/chemical plants and pharmaceutical manufacturing. Products are manufactured in Brecksville, Ohio and Brantford, Ontario. A service and distribution center is located in Edmonton, Alberta.

The VCP business, also located in Brecksville, Ohio, provides specialty hydraulic and pneumatic valves and air-driven pumps and gas boosters under the "Sprague" and "PowerStar" trade names for general industrial applications and also directional control valves for truck transmissions and car transport carriers.

Pressure relief valves are self-actuated safety devices designed to prevent the overpressure of vessels, pipelines and other critical industrial equipment. Curtiss-Wright, through its Curtiss-Wright Flow Control (CWFC) subsidiary, is considered one of the premier suppliers of safety and relief valves to both the US Navy and the commercial nuclear industries. While the PRV and CWFC product lines are similar, they address different markets. The strengths of PRV's relief valves in the industrial markets will complement CWFC's established position in the nuclear area to form a combined business that can better serve its markets on a global basis with a broader complementary product line, an improved distribution system and engineering capabilities.

The acquired business units will operate as the Farris Engineering Division and Sprague Products Division of CWFC in their current locations with the current team of employees.

--------------------------------------------------------------------------------
Curtiss-Wright Corporation, headquartered in Lyndhurst, NJ, is a diversified multinational manufacturing and service concern that designs, manufactures and overhauls precision components and systems and provides highly engineered services to the aerospace, defense, automotive, shipbuilding, oil, petrochemical, agricultural equipment, power generation, railroad, metalworking, and fire and rescue industries. The Company employs approximately 2,350 people. Operations are conducted through six manufacturing facilities (five in North America and one in Switzerland), thirty-seven metal-treatment service facilities located in North America and Europe, and four component overhaul facilities located in Florida, North Carolina, Denmark, and Singapore.

Forward-looking statements in this release are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; political conditions in the United States and other countries; or labor relation issues; and other factors that generally affect the business of aerospace, marine, and industrial companies. Please refer to the Company's current SEC filings under the Securities and Exchange Act of 1934, as amended, for further information.

                                      ###